                                                                     EXHIBIT 2.1

EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              LARSCOM INCORPORATED,

                            LONDON ACQUISITION CORP.

                                       AND

                             VINA TECHNOLOGIES, INC.

                           DATED AS OF MARCH 17, 2003

                                TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                                 ----
ARTICLE I THE MERGER............................................................................................   2

         1.1      The Mergers...................................................................................   2
         1.2      The Closing...................................................................................   2
         1.3      Effective Time................................................................................   3
         1.4      Certificate of Incorporation and Bylaws of the Initial Surviving Corporation..................   3
         1.5      Certificate of Incorporation and Bylaws of Larscom and Surviving Corporation..................   3
         1.6      Directors and Officers of the Initial Surviving Corporation...................................   4
         1.7      Directors and Officers of the Surviving Corporation...........................................   4
         1.8      Tax Consequences..............................................................................   5

ARTICLE II CONVERSION OF SECURITIES.............................................................................   5

         2.1      Conversion of Capital Stock...................................................................   5
         2.2      Exchange of Certificates......................................................................   6
         2.3      VINA Stock Plans and VINA Warrants............................................................   9
         2.4      Taking Necessary and Further Action...........................................................  10

ARTICLE III REPRESENTATIONS AND WARRANTIES OF VINA..............................................................  10

         3.1      Organization, Standing and Power..............................................................  11
         3.2      Charter Documents.............................................................................  11
         3.3      Capitalization................................................................................  11
         3.4      Subsidiaries..................................................................................  14
         3.5      Authority; No Conflict; Required Filings and Consents.........................................  15
         3.6      SEC Filings; Financial Statements; Information Provided.......................................  16
         3.7      No Undisclosed Liabilities....................................................................  18
         3.8      Absence of Certain Changes or Events..........................................................  18
         3.9      Taxes.........................................................................................  18
         3.10     Owned and Leased Real Properties..............................................................  19
         3.11     Intellectual Property.........................................................................  20
         3.12     Agreements, Contracts and Commitments.........................................................  23
         3.13     Litigation....................................................................................  24
         3.14     Environmental Matters.........................................................................  24
         3.15     Employees.....................................................................................  25
         3.16     Employee Benefit Plans........................................................................  26
         3.17     Compliance With Laws..........................................................................  29
         3.18     Permits.......................................................................................  29
         3.19     Insurance.....................................................................................  30
         3.20     Title to Assets...............................................................................  30
         3.21     Equipment and Leaseholds......................................................................  30
         3.22     Receivables; Customers; Inventory.............................................................  30
         3.23     Certain Business Practices....................................................................  31

                                      - i -

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
         3.24     Opinion of Financial Advisor..................................................................  31
         3.25     Rights Plan Amendment.........................................................................  31
         3.26     Section 203 of the DGCL Not Applicable........................................................  31
         3.27     Brokers.......................................................................................  31
         3.28     Loans to Executive Officers...................................................................  31
         3.29     Financial Controls............................................................................  32

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF LARSCOM AND THE TRANSITORY SUBSIDIARY..............................  32

         4.1      Organization, Standing and Power..............................................................  32
         4.2      Charter Documents.............................................................................  33
         4.3      Capitalization................................................................................  33
         4.4      Subsidiaries..................................................................................  35
         4.5      Authority; No Conflict; Required Filings and Consents.........................................  36
         4.6      SEC Filings; Financial Statements; Information Provided.......................................  38
         4.7      No Undisclosed Liabilities....................................................................  38
         4.8      Absence of Certain Changes or Events..........................................................  39
         4.9      Taxes.........................................................................................  39
         4.10     Owned and Leased Real Properties..............................................................  40
         4.11     Intellectual Property.........................................................................  41
         4.12     Agreements, Contracts and Commitments.........................................................  43
         4.13     Litigation....................................................................................  44
         4.14     Environmental Matters.........................................................................  44
         4.15     Employees.....................................................................................  45
         4.16     Employee Benefit Plans........................................................................  46
         4.17     Compliance With Laws..........................................................................  49
         4.18     Permits.......................................................................................  49
         4.19     Insurance.....................................................................................  49
         4.20     Title to Assets...............................................................................  49
         4.21     Equipment and Leaseholds......................................................................  50
         4.22     Receivables; Customers; Inventory.............................................................  50
         4.23     Certain Business Practices....................................................................  50
         4.24     Opinion of Financial Advisor..................................................................  50
         4.25     Brokers.......................................................................................  51
         4.26     Operations of the Transitory Subsidiary.......................................................  51
         4.27     Section 203 of the DGCL Not Applicable........................................................  51
         4.28     Loans to Executive Officers...................................................................  51
         4.29     Financial Controls............................................................................  51

ARTICLE V CONDUCT OF BUSINESS...................................................................................  51

         5.1      Covenants of VINA.............................................................................  51
         5.2      Covenants of Larscom..........................................................................  55
         5.3      Confidentiality...............................................................................  58

ARTICLE VI ADDITIONAL AGREEMENTS................................................................................  58

         6.1      No Solicitation...............................................................................  58
         6.2      Joint Proxy Statement/Prospectus and Registration Statement...................................  61
         6.3      Larscom Affiliate Agreements..................................................................  63
         6.4      Access to Information.........................................................................  63
         6.5      Stockholders Meetings.........................................................................  64
         6.6      Legal Conditions to Merger....................................................................  64
         6.7      Public Disclosure.............................................................................  66
         6.8      Section 368(a) Reorganization.................................................................  66
         6.9      Affiliate Legends.............................................................................  66
         6.10     Nasdaq Stock Market Listing...................................................................  66
         6.11     Stockholder Litigation........................................................................  67
         6.12     Indemnification...............................................................................  67
         6.13     Notification of Certain Matters...............................................................  68
         6.14     Exemption from Liability Under Section 16(b)..................................................  68
         6.15     Restated Certificate..........................................................................  69
         6.16     Employee Benefits.............................................................................  69
         6.17     Termination of Pension Plan...................................................................  70
         6.18     Tax Matters...................................................................................  70
         6.19     Registration Rights Agreement.................................................................  70

ARTICLE VII CONDITIONS TO MERGER................................................................................  71

         7.1      Conditions to Each Party's Obligation To Effect the First Merger..............................  71
         7.2      Additional Conditions to the Obligations of VINA..............................................  72
         7.3      Additional Conditions to the Obligations of Larscom and Transitory Subsidiary.................  72

ARTICLE VIII TERMINATION AND AMENDMENT..........................................................................  73

         8.1      Termination...................................................................................  73
         8.2      Effect of Termination.........................................................................  76
         8.3      Fees and Expenses.............................................................................  76
         8.4      Amendment.....................................................................................  77
         8.5      Extension; Waiver.............................................................................  77

ARTICLE IX MISCELLANEOUS........................................................................................  77

         9.1      Nonsurvival of Representations and Warranties.................................................  77
         9.2      Notices.......................................................................................  78
         9.3      Entire Agreement..............................................................................  79
         9.4      No Third Party Beneficiaries..................................................................  79
         9.5      Assignment....................................................................................  79
         9.6      Severability..................................................................................  79
         9.7      Counterparts and Signature....................................................................  79
         9.8      Interpretation................................................................................  79
         9.9      Governing Law.................................................................................  80
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                                    - iii -

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
         9.10     Remedies......................................................................................  80
         9.11     Waiver of Jury Trial..........................................................................  80

Exhibits
--------
Exhibit A         Form of VINA Voting Agreement
Exhibit B         Form of Larscom Voting Agreement
Exhibit C         Form of Restated Certificate of Incorporation of Larscom
Exhibit D         Form of Registration Rights Agreement

                             TABLES OF DEFINED TERMS

                                                                        Cross Reference
TERMS                                                                   in Agreement
---------------------------------------------                           ------------------------------
Acquisition Proposal                                                    Section 6.1(f)
Acquisition Transaction                                                 Section 8.3(d)
Affiliate                                                               Section 3.3(e)
Agreement                                                               Preamble
Antitrust Law                                                           Section 6.6(b)
Antitrust Order                                                         Section 6.6(b)
Bankruptcy and Equity Exception                                         Section 3.5(a)
Blue Sky Laws                                                           Section 3.5(c)
Certificate of Merger                                                   Section 1.1
Certificate of Ownership and Merger                                     Section 1.1(b)
Certificates                                                            Section 2.2(a)
Closing                                                                 Section 1.2(a)
Closing Date                                                            Section 1.2(a)
Code                                                                    Preamble
Confidentiality Agreement                                               Section 5.3
Continuing Employees                                                    Section 6.16
DGCL                                                                    Preamble
DOL                                                                     Section 3.16(c)
Effective Time                                                          Section 1.1
Employee Benefit Plan                                                   Section 3.16(a)
Environmental Laws                                                      Section 3.14
Environmental Permits                                                   Section 3.14
ERISA                                                                   Section 3.16(a)
ERISA Affiliate                                                         Section 3.16(a)
Exchange Act                                                            Section 3.5(c)
Exchange Agent                                                          Section 2.2(a)
Exchange Fund                                                           Section 2.2(a)
Exchange Ratio                                                          Section 2.1(b)
First Merger                                                            Preamble
GAAP                                                                    Section 3.6(b)
Government Bid                                                          Section 3.12(e)
Government Contract                                                     Section 3.12(e)
Governmental Entity                                                     Section 3.5(c)
Hazardous Materials                                                     Section 3.14
Hazardous Materials Activity                                            Section 3.14
HSR Act                                                                 Section 3.5(c)
HSR Approval                                                            Section 3.5(c)
Indemnified Parties                                                     Section 6.12(a)
Initial Surviving Corporation                                           Section 1.1(a)
Intellectual Property                                                   Section 3.11(a)
IRS                                                                     Section 3.16(b)

                                                                        Cross Reference
TERMS                                                                   in Agreement
---------------------------------------------                           ------------------------------
Joint Proxy Statement/Prospectus                                        Section 6.2(a)
Liens                                                                   Section 3.5(b)
Larscom                                                                 Preamble
Larscom Balance Sheet                                                   Section 4.6(b)
Larscom Board                                                           Preamble
Larscom Business Facility                                               Section 4.14
Larscom Charter Documents                                               Section 4.2
Larscom Class A Common Stock                                            Section 4.3(a)
Larscom Class B Common Stock                                            Section 4.3(a)
Larscom Class Common Stock                                              Section 4.3(a)
Larscom Common Stock                                                    Section 2.1(a)
Larscom Disclosure Schedule                                             Article IV
Larscom Employee Plans                                                  Section 4.16(a)
Larscom Insurance Policies                                              Section 4.19
Larscom Intellectual Property                                           Section 4.11(b)
Larscom International Employee Plan                                     Section 4.16(j)
Larscom Leased Property                                                 Section 4.10(b)
Larscom Leases                                                          Section 4.10(b)
Larscom Material Adverse Effect                                         Section 4.1
Larscom Material Contracts                                              Section 4.12(a)
Larscom Material Inbound Licenses                                       Section 4.11(b)
Larscom Material Licenses                                               Section 4.11(c)
Larscom Material Outbound Licenses                                      Section 4.11(c)
Larscom Meeting                                                         Section 4.5(d)
Larscom Permits                                                         Section 4.18
Larscom Preferred Stock                                                 Section 4.3(a)
Larscom SEC Reports                                                     Section 4.6(a)
Larscom Software                                                        Section 4.11(g)
Larscom Stock Option                                                    Section 4.3(c)
Larscom Stock Plans                                                     Section 2.3(a)
Larscom Stockholder Approval                                            Section 3.5(a)
Larscom Voting Agreement                                                Preamble
Larscom Voting Proposal                                                 Section 4.5(a)
Merger                                                                  Section 1.1
Ordinary Course of Business                                             Section 3.7
Outside Date                                                            Section 8.1(b)
Parent Agreements                                                       Section 6.3
Registration Statement                                                  Section 6.2(a)
Regulation M-A Filing                                                   Section 6.2(b)
Restated Certificate                                                    Section 1.5(a)
Representatives                                                         Section 6.1(a)
Returns                                                                 Section 3.9(b)
Reverse Stock Split                                                     Section 4.5(a)

                                                                        Cross Reference
TERMS                                                                   in Agreement
---------------------------------------------                           ------------------------------
Rule 145 Affiliates                                                     Section 6.9
SEC                                                                     Section 3.6(a)
Second Merger                                                           Preambles
Section 16 Information                                                  Section 6.14(b)
Securities Act                                                          Section 3.3(e)
Specified Time                                                          Section 6.1(a)
Subsidiary                                                              Section 3.4(a)
Superior Proposal                                                       Section 6.1(f)
Surviving Corporation                                                   Section 1.1
Tax                                                                     Section 3.9(a)
Taxes                                                                   Section 3.9(a)
Transitory Subsidiary                                                   Preamble
VINA                                                                    Preamble
VINA Balance Sheet                                                      Section 3.6(b)
VINA Board                                                              Preamble
VINA Business Facility                                                  Section 3.14
VINA Charter Documents                                                  Section 3.2
VINA Common Stock                                                       Section 2.1(a)
VINA Disclosure Schedule                                                Article III
VINA Employee Plans                                                     Section 3.16(a)
VINA ESPP                                                               Section 2.3(e)
VINA Insiders                                                           Section 6.14(c)
VINA Insurance Policies                                                 Section 3.19
VINA Intellectual Property                                              Section 3.11(b)
VINA International Employee Plan                                        Section 3.16(g)
VINA Leased Property                                                    Section 3.10(b)
VINA Leases                                                             Section 3.10(b)
VINA Material Adverse Effect                                            Section 3.1
VINA Material Contracts                                                 Section 3.12(a)
VINA Material Inbound Licenses                                          Section 3.11(b)
VINA Material Licenses                                                  Section 3.11(c)
VINA Material Outbound Licenses                                         Section 3.11(c)
VINA Meeting                                                            Section 3.5(d)
VINA Options                                                            Section 3.3(c)
VINA Permits                                                            Section 3.18
VINA Preferred Stock                                                    Section 3.3(a)
VINA Rights                                                             Section 2.1(c)
VINA Rights Plan                                                        Section 3.25
VINA Rights Plan Amendment                                              Section 3.25
VINA SEC Reports                                                        Section 3.6(a)
VINA Software                                                           Section 3.11(g)
VINA Stock Option                                                       Section 2.3(a)
VINA Stock Plans                                                        Section 3.3(a)

                                                                        Cross Reference
TERMS                                                                   in Agreement
---------------------------------------------                           ------------------------------
VINA Stockholder Approval                                               Section 3.5(a)
VINA Terminating Plan(s)                                                Section 6.17
VINA Third Party Intellectual Property                                  Section 3.11(b)
VINA Voting Agreement                                                   Preamble
VINA Voting Proposal                                                    Section 3.5(a)
VINA Warrants                                                           Section 3.3(a)
VINA 1996 Plan                                                          Section 2.3(a)
VINA 1998 Plan                                                          Section 2.3(a)
VINA 2000 Plan                                                          Section 2.3(a)
Woodwind                                                                Section 2.3(a)
Woodwind 1999 Plan                                                      Section 2.3(a)
Woodwind 2000 Plan                                                      Section 2.3(a)

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of March 17, 2003, is by and among Larscom, a Delaware corporation, ("LARSCOM"), London Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Larscom (the "TRANSITORY SUBSIDIARY"), and VINA Technologies, Inc., a Delaware corporation ("VINA").

         WHEREAS, the board of directors of VINA (the "VINA BOARD") and the board of directors of Larscom ("LARSCOM BOARD") each deems it advisable and in the best interests of their respective corporation and its stockholders that VINA and Larscom combine in order to advance the long-term business interests of VINA and Larscom;

         WHEREAS, the combination of Larscom and VINA shall be effected through a merger of the Transitory Subsidiary with and into VINA (the "FIRST MERGER") with VINA as the surviving corporation, followed by the merger of VINA with and into Larscom (the "SECOND MERGER" and collectively with the First Merger, the "MERGER") in accordance with the terms of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL");

         WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to VINA's willingness to enter into this Agreement, the majority stockholder of Larscom will be entering into the Larscom Voting Agreement, dated as of the date of this Agreement, in the form attached hereto as Exhibit A (the "LARSCOM VOTING AGREEMENT"), pursuant to which each such stockholder will, among other things, agree to give VINA a proxy to vote all of the shares of capital stock of Larscom that such stockholder owns in order to consummate the transactions contemplated hereby;

         WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Larscom's willingness to enter into this Agreement, certain stockholders of VINA will be entering into the VINA Voting Agreement, dated as of the date of this Agreement, in the form attached hereto as Exhibit B (the "VINA VOTING AGREEMENT"), pursuant to which such stockholders will, among other things, agree to give Larscom a proxy to vote all of the shares of capital stock of VINA that such stockholder owns, subject to certain restrictions, in order to consummate the transactions contemplated hereby;

         WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the rules and regulations promulgated thereunder; and that each of Larscom, the Transitory Subsidiary and VINA are a party to a reorganization within the meaning of Section 368(a) of the Code;

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, Larscom, the Transitory Subsidiary and VINA agree as follows:

                                   ARTICLE I

                                   THE MERGER

         1.1      The Mergers.

                  (a) First Merger. Upon and subject to the terms and conditions of this Agreement, the Transitory Subsidiary shall merge with and into VINA at the Effective Time. From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease, and VINA shall continue as the surviving corporation in the First Merger. VINA following the First Merger is sometimes referred to herein as the "INITIAL SURVIVING CORPORATION." The First Merger shall be effected by filing a certificate of merger (the "CERTIFICATE OF MERGER") in a form mutually acceptable to Larscom and VINA and executed by the Initial Surviving Corporation in accordance with
Section 251(c) of the DGCL. The Merger shall have the effects set forth in
Section 259 of the DGCL.

                  (b) Second Merger. Upon the terms and subject to the conditions set forth in this Agreement, following the First Merger, the Initial Surviving Corporation shall be merged, in accordance with Section 253 of the DGCL, with and into Larscom, and Larscom shall continue as the surviving corporation in the Second Merger. Larscom following the Second Merger is sometimes referred to herein as the "SURVIVING CORPORATION." The Second Merger shall be effected by filing a certificate of ownership and merger (the "CERTIFICATE OF OWNERSHIP AND MERGER") with the Secretary of State of the State of Delaware in accordance with Section 253 of the DGCL.

         1.2      The Closing.

                  (a) Unless this Agreement is earlier terminated pursuant to Article VIII, the closing of the Merger (the "CLOSING") shall take place at 9:00 a.m., eastern time, on a date to be specified by VINA and Larscom (the "CLOSING DATE"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), at the offices of Pillsbury Winthrop LLP, 50 Fremont Street, San Francisco, California 94105, unless another date, place or time is agreed to in writing by VINA and Larscom.

                  (b)      At the Closing:

                           (i) Larscom shall deliver to VINA the various certificates, instruments and documents referred to in Section 7.2;

                           (ii) VINA shall deliver to Larscom the various certificates, instruments and documents referred to in Section 7.3;

                           (iii) Larscom shall file, immediately prior to the Effective Time, the Restated Certificate with the Secretary of State of the State of Delaware; and

                           (iv) VINA, on behalf of the Initial Surviving Corporation, shall file the Certificate of Merger with the Secretary of State of the State of Delaware.

         1.3      Effective Time.

                  (a) Subject to the provisions of this Agreement, the parties shall cause the First Merger contemplated by this Agreement to be consummated by the filing of the Certificate of Merger with the Secretary of State of the State of Delaware. The First Merger shall become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such subsequent date or time as the parties shall mutually agree upon (the time the First Merger becomes effective referred to herein as the "EFFECTIVE TIME").

                  (b) Following the Effective Time, Larscom and the Initial Surviving Corporation shall cause the Second Merger contemplated by this Agreement to be consummated by the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware executed in accordance with the relevant provisions of the DGCL, and Larscom and the Initial Surviving Corporation shall make all other filings or recordings required under the DGCL. The Second Merger shall become effective at such time of the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, or at such subsequent date or time as the parties shall agree and specify in such filings.

         1.4 Certificate of Incorporation and Bylaws of the Initial Surviving Corporation.

                  (a) The Certificate of Incorporation of VINA shall be amended and restated, by means of the Certificate of Merger, to substantially conform to the Certificate of Incorporation of the Transitory Subsidiary as in effect immediately prior to the Effective Time (except that the name of the Surviving Corporation shall be "VINA" or such other name as is mutually agreed to by Larscom and VINA) and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Initial Surviving Corporation, until further amended in accordance with the DGCL and such Certificate of Incorporation.

                  (b) As of the Effective Time, by virtue of the First Merger and without any action on the part of the Transitory Subsidiary and Larscom, the Bylaws of Initial Surviving Corporation shall be amended and restated to read the same as the Bylaws of VINA, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the DGCL, the Certificate of Incorporation of the Initial Surviving Corporation and such Bylaws; provided, however, that all references in such Bylaws to VINA shall be amended to refer to such name as is mutually agreed to by VINA and Larscom.

         1.5 Certificate of Incorporation and Bylaws of Larscom and Surviving Corporation.

                  (a) At the Effective Time, the certificate of incorporation of Larscom shall be amended and restated to read in its entirety in the form attached hereto as Exhibit C (the "RESTATED CERTIFICATE") and, as so amended, such Restated Certificate shall be the Certificate of Incorporation of Larscom and, upon the effective time of the Second Merger, the Surviving Corporation, until further amended in accordance with the DGCL and such Restated Certificate.

                  (b) The Bylaws of Larscom, as in effect immediately prior to the Second Merger, shall be the Bylaws of the Surviving Corporation, until thereafter amended in accordance with the DGCL and such Bylaws.

         1.6      Directors and Officers of the Initial Surviving Corporation.

                  (a) The directors of the Transitory Subsidiary immediately prior to the Effective Time shall be the initial directors of the Initial Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Initial Surviving Corporation.

                  (b) The officers of the Transitory Subsidiary immediately prior to the Effective Time shall be the initial officers of the Initial Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Initial Surviving Corporation.

         1.7      Directors and Officers of the Surviving Corporation.

                  (a) Board of Directors of Larscom. Prior to the Effective Time, Larscom shall take all necessary action to cause the Larscom Board to consist, as of the Effective Time of nine (9) directors, (a) five (5) of whom shall be persons designated by Larscom prior to the mailing of the Joint Proxy Statement/Prospectus (one of who shall be Michael Milligan as the non-executive Chairman of the Larscom Board commencing as of the Effective Time) and (b) four
(4) of whom shall be persons designated by VINA prior to the mailing of the Joint Proxy Statement/Prospectus. If any such person is not able to serve as a director of Larscom as of the Effective Time, the party who originally designated such director shall select a replacement.

                  (b) Larscom shall take all necessary action to cause Daniel L. Scharre to remain as the President and Chief Executive Officer of Larscom immediately after the Effective Time, and such other persons as have been mutually agreed upon by VINA and Larscom as of the date hereof and prior to the Effective Time shall be appointed as officers of Larscom commencing immediately after the Effective Time, and such officers shall hold office until their respective successors are duly appointed and qualified, or their earlier death, resignation or removal.

         1.8 Tax Consequences. The parties hereto intend that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Section 1.368-3(a) of the U.S. Income Tax Regulations.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

         2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the Transitory Subsidiary, VINA or the holder of any shares of the capital stock of VINA or the Transitory Subsidiary:

                  (a) Capital Stock of the Transitory Subsidiary. Each share of the common stock of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, $0.0001 par value per share, of the Initial Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of the Transitory Subsidiary shall be deemed for all purposes to represent the number of shares of common stock of the Initial Surviving Corporation into which they were converted in accordance with this Section 2.1(a).

                  (b)      Exchange Ratio for VINA Common Stock. Subject to this
Section 2.1 and Section 2.2 hereof, each share of common stock of VINA, $0.0001 par value (the "VINA COMMON STOCK") issued and outstanding immediately prior to the Effective Time, other than shares to be cancelled in accordance with Section 2.1(c) hereof, shall be automatically converted into the right to receive 0.2659 (the "EXCHANGE RATIO") of a validly issued, fully paid and nonassessable share of Common Stock, $0.01 par value per share, of Larscom ("LARSCOM COMMON STOCK"). As of the Effective Time, all such shares of VINA Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of VINA Common Stock shall cease to have any rights with respect thereto, except the right to receive the Larscom Common Stock pursuant to this Section 2.1(b) and any cash in lieu of fractional shares of Larscom Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest.

                  (c) Cancellation of Treasury Stock and Larscom-Owned Stock. All shares of VINA Common Stock (together with the associated VINA Rights (as defined in the Preamble of the VINA Rights Plan (the "VINA RIGHTS") that are owned by VINA as treasury stock and any shares of VINA Common Stock owned by Larscom or the Transitory Subsidiary immediately prior to the Effective Time shall be cancelled and shall cease to exist and no shares of Larscom or other consideration shall be delivered in exchange therefor.

                  (d) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any reclassification, share or stock split, reverse split (including the Reverse Stock Split contemplated under this Agreement), share or stock dividend (including any dividend or distribution of securities convertible into Larscom Common Stock or VINA Common Stock), reorganization, recapitalization or other like change with respect to Larscom

Common Stock or VINA Common Stock occurring (or for which a record date is established) after the date hereof and prior to the Effective Time.

                  (e) Unvested Stock. If any shares of VINA Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with VINA, then the shares of Larscom Common Stock issued in exchange for such shares of VINA Common Stock will also be unvested or subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Larscom Common Stock will accordingly be marked with appropriate legends. All outstanding rights which VINA may hold immediately prior to the Effective Time to repurchase unvested shares of VINA Common Stock or to exercise any other right with respect to shares of VINA Common Stock that are restricted shall be automatically assigned to Larscom in the Merger at the Effective Time and shall thereafter be exercisable by Larscom upon the same terms and conditions (including, without limitation, any provision for acceleration) in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to such rights and the purchase price payable per share shall be appropriately adjusted to reflect the Exchange Ratio. VINA shall take all reasonable steps necessary to cause the foregoing provisions of this Section 2.1(e) to occur.

         2.2 Exchange of Certificates. The procedures for exchanging outstanding shares of VINA Common Stock for Larscom Common Stock pursuant to the Merger are as follows:

                  (a) Exchange Agent. At or promptly following the Effective Time, Larscom shall deposit, or cause to be deposited, with Larscom's transfer agent or another bank or trust company designated by Larscom and reasonably acceptable to VINA (the "EXCHANGE AGENT"), for the benefit of the holders of shares of VINA Common Stock, for exchange, in accordance with this
Section 2.2: (i) Larscom Common Stock issuable pursuant to Section 2.1 in exchange for outstanding shares of VINA Common Stock, (ii) cash in an amount sufficient to make payments for fractional shares required pursuant to Section 2.2(c), and (iii) any dividends or distributions to which holders of certificates which immediately prior to the Effective Time represented outstanding shares of VINA Common Stock (the "CERTIFICATES") may be entitled pursuant to Section 2.2(d) (such Larscom Common Stock, together with the amount of any dividends or other distributions payable with respect thereto and any cash in lieu of fractional shares, being collectively hereinafter referred to as the "EXCHANGE FUND").

                  (b) Exchange Procedures. Promptly following the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates whose shares were converted pursuant to Section 2.1 into the right to receive shares of Larscom Common Stock (i) a letter of transmittal in customary form, reasonably satisfactory to VINA (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and shall contain such other provisions as Larscom may reasonably require) and (ii) instructions for effecting the surrender of the Certificates in exchange for Larscom Common Stock (plus cash in lieu of fractional shares of Larscom Common Stock, if any, and any dividends or distributions as provided below). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Larscom, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Larscom Common Stock which such holder has the right to receive pursuant to the provisions of Section
2.1 plus cash in lieu of fractional shares pursuant to Section 2.2(c) and any dividends or distributions pursuant to Section 2.2(d), and the Certificate so surrendered shall immediately be cancelled. In the event of a valid transfer of ownership of VINA Common Stock which is not registered in the transfer records of VINA, a certificate representing the proper number of shares of Larscom Common Stock plus cash in lieu of fractional shares pursuant to Section 2.2(c) and any dividends or distributions pursuant to Section 2.2(d) may be issued or paid to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate is presented to the Exchange Agent, accompanied by all documents reasonably required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid or are not payable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Larscom Common Stock issued in consideration therefor plus cash in lieu of fractional shares pursuant to Section 2.2(c) and any dividends or distributions pursuant to Section 2.2(d) as contemplated by this Section 2.2.

                  (c) No Fractional Shares. No fraction of a share of Larscom Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Larscom. Notwithstanding any other provision of this Agreement, each holder of shares of Larscom Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Larscom Common Stock (after taking into account all Certificates delivered by such holder and the aggregate number of shares of VINA Common Stock represented thereby) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Larscom Common Stock multiplied by the last reported sale price of a share of Larscom Common Stock at the 4:00 p.m. Eastern time, end of regular trading hours on The Nasdaq Stock Market, on the last trading day prior to the Effective Time (or if the Larscom Common Stock shall not be traded on The Nasdaq Stock Market at such time, the last reported sale price on such day as reported on the OTC Bulletin Board, if so reported, or the average of the high and low bid prices in the over-the-counter market on such day if not so reported).

                  (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Larscom Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, promptly following surrender of any such Certificate, the Exchange Agent shall deliver to the record holder thereof, without interest,
(i) the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Larscom Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to such whole shares of Larscom Common Stock having a record date after the Effective Time but prior to the date of such surrender and a payment date subsequent to the date of such surrender.

                  (e) No Further Ownership Rights in Larscom Common Stock. All shares of Larscom Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash or dividends or other distributions paid pursuant to Section 2.2(c) or 2.2(d)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares of VINA Common Stock, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of VINA Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

                  (f) Termination of Exchange Fund/Limitation of Liability. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Larscom Common Stock) that remains unclaimed by the stockholders of VINA for six (6) months after the Effective Time shall be paid to Larscom. Any stockholders of VINA who have not theretofore complied with this Article II shall thereafter look only to Larscom for payment of their shares of Larscom Common Stock and any cash, dividends and other distributions in respect of Larscom Common Stock payable and/or issuable pursuant to Section 2.1, 2.2(c) and 2.2(d) upon due surrender of the Certificates (or affidavits of loss in lieu thereof and, if required, the posting of a bond), in each case, without any interest thereon. To the extent permitted by applicable law, none of Larscom, the Transitory Subsidiary, VINA, the Surviving Corporation or the Exchange
Agent shall be liable to any holder of shares of Larscom Common Stock or VINA Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (g) Withholding Rights. Each of the Exchange Agent, Larscom and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Article II to any holder of shares of VINA Common Stock such amounts as it reasonably determines that it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable provision of state, local or foreign tax law or any other applicable legal requirement. To the extent that amounts are so deducted or withheld by the Exchange Agent, the Surviving Corporation or Larscom, as the case may be, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of VINA Common Stock in respect of which such deduction and withholding was made by the Exchange Agent, the Surviving Corporation or Larscom, as the case may be.

                  (h) Lost Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, the Exchange Agent may require the stockholder of such lost, stolen or destroyed Certificate, in exchange for such lost, stolen or destroyed Certificate, to make and deliver an affidavit of that fact and provide such other documentation and pay such fees, or post such bonds, as is the customary practice of the Exchange Agent to require, prior to delivering the certificates representing the shares of Larscom Common Stock into which the shares of VINA Common Stock represented by such lost, stolen or destroyed Certificate was converted pursuant to Section 2.1 and cash for fractional shares, if any, as may be required pursuant to Section 2.2(c) and any dividends or distributions payable pursuant to Section 2.2(d), in each case without any interest thereon; provided, however, that Larscom may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Larscom Common Stock and other distributions, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Larscom, the Surviving Corporation, or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed; provided, further, that in no event shall Larscom be required to pay any fee or post any bond referred to in this Section 2.2(h).

         2.3      VINA Stock Plans and VINA Warrants.

                  (a) At the Effective Time, each outstanding option to purchase VINA Common Stock under any of VINA's 1996 Stock Plan (the "VINA 1996 PLAN"), VINA's Amended and Restated 1998 Stock Plan (the "VINA 1998 PLAN"), VINA's 2000 Stock Incentive Plan (the "VINA 2000 PLAN"), the Woodwind Communications Systems, Inc. ("WOODWIND") 1999 Stock Option Plan (the "WOODWIND 1999 PLAN") and the Woodwind 2000 Stock Option Plan (the "WOODWIND 2000 PLAN") (collectively, the "VINA STOCK PLANS"), whether vested or unvested and whether exercisable or unexercisable (each a "VINA STOCK OPTION") and each VINA Warrant shall be assumed by Larscom and shall thereafter be exercisable, on the same terms and conditions as were applicable under such VINA Stock Option or VINA Warrant, as the case may be, prior to the Effective Time (in accordance with the past practices of VINA with respect to the interpretation and application of such terms and conditions), except that (i) each VINA Stock Option and VINA Warrant shall be exercisable (or shall become exercisable in accordance with its terms) for that number of whole shares of Larscom Common Stock equal to the product obtained by multiplying (x) the number of shares of VINA Common Stock that were issuable upon exercise of such VINA Stock Option or VINA Warrant immediately prior to the Effective Time; by (y) the Exchange Ratio, rounded, in the case of a VINA Warrant, up, and, in the case of any VINA Stock Option, down, to the nearest whole number of shares of VINA Common Stock, and (ii) the per share exercise price for the shares of VINA Common Stock issuable upon exercise of such assumed VINA Stock Option or VINA Warrant shall be equal to the quotient determined by dividing (x) the exercise price per share of VINA Common Stock at which such VINA Stock Option or VINA Warrant was exercisable immediately prior to the Effective Time, by (y) the Exchange Ratio, rounded up to the nearest whole cent.

                  (b) The parties intend that, to the extent that any VINA Stock Option constituted an incentive stock option immediately prior to the Effective Time, such option continues to qualify as an incentive stock option to the maximum extent permitted by Section 422 of the Code, and the assumption of the VINA Stock Option provided in Section 2.3(a) satisfy the conditions of
Section 424(a) of the Code. Holders of VINA Stock Options or VINA Warrants will not be entitled to acquire shares of VINA Common Stock after the Merger. In addition, prior to the Effective Time, VINA will make any amendments to the terms of such VINA Stock Plans or arrangements that are necessary to give effect to the transactions contemplated by this Section 2.3.

                  (c) As soon as practicable after the Effective Time, Larscom shall deliver to the participants in the VINA Stock Plans and holders of VINA Warrants an appropriate notice evidencing the foregoing assumption of such VINA Stock Options or VINA Warrants, as the case may be, and setting forth such participants' rights in the VINA Stock Options and VINA Warrants, as provided in this Section 2.3.

                  (d) Larscom shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Larscom Common Stock for delivery upon exercise of VINA Stock Options and VINA Warrants assumed in accordance with this Section 2.3. Within ten (10) business days after the Effective Time, Larscom shall file one or more registration statements on Form S-8 (or any successor form) with respect to the shares of Larscom Common Stock subject to such VINA Stock Options (to the extent a Form S-8 is available for such options) and shall maintain the effectiveness of such registration statement or registrations statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such VINA Stock Options remain outstanding.

                  (e) The rights of participants in the VINA 2000 Employee Stock Purchase Plan (the "VINA ESPP") with respect to any offering then underway under the VINA ESPP shall be determined by treating the last business day prior to the Effective Time as the last day of such offering and by making such other pro rata adjustments as may be necessary to reflect the shortened offering but otherwise treating such shortened offering as a fully effective and completed offering for all purposes under the VINA ESPP. Outstanding rights to purchase shares of VINA Common Stock shall be exercised in accordance with Section 8 of the VINA ESPP, and each share of VINA Common Stock purchased pursuant to such exercise shall by virtue of the Merger, and without any action on the part of the holder thereof, be converted into the right to receive a number of shares of Larscom Common Stock in accordance with Section 2.1(b) hereof without issuance of certificates representing issued and outstanding shares of VINA Common Stock to participants under the VINA ESPP. As of the Effective Time, the VINA ESPP shall be terminated. Prior to the Effective Time, VINA shall (i) provide Larscom with evidence that the VINA ESPP has been terminated pursuant to resolutions of VINA's Board; the form and substance of such resolutions shall be subject to prior review and approval of Larscom (the approval of which shall not be unreasonably withheld) and (ii) take such other actions (including, but not limited to, if appropriate, amending the VINA ESPP) that are necessary to give effect to the transaction contemplated by this Section 2.3(e).

         2.4 Taking Necessary and Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement and to vest the Surviving Corporation with the full right, title and possession to all assets, property, rights, privileges, powers and franchises of VINA and the Transitory Subsidiary, the officers and directors of VINA and the Transitory Subsidiary will take all such reasonable, lawful and necessary action.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF VINA

         VINA represents and warrants to Larscom and the Transitory Subsidiary that the statements contained in this Article III are true and correct, except as expressly set forth herein or in the disclosure schedule delivered by VINA to Larscom on the date of this Agreement (the "VINA DISCLOSURE SCHEDULE").

         3.1 Organization, Standing and Power. VINA is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as presently proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, which have not had, and are not reasonably likely to have a VINA Material Adverse Effect. For purposes of this Agreement, the term "VINA MATERIAL ADVERSE EFFECT" means any material adverse change, event, circumstance or development with respect to, or material adverse effect on, the business, assets, liabilities, capitalization, condition (financial or other), or results of operations of VINA and its Subsidiaries, taken as a whole; provided, however, that none of the following shall, in and of itself, be taken into account when determining whether there has been, or will be, a VINA Material Adverse Effect: (i) any failure by VINA to meet or exceed analysts' published revenues or earnings predictions or any change in VINA's stock price or trading volume, (ii) with respect to the use of the term "VINA MATERIAL ADVERSE EFFECT" in the representations and warranties contained in
Section 3.8, any effect resulting from the announcement or pendency of this Agreement or the Merger, or (iii) other than with respect to the use of the term "VINA Material Adverse Effect" in the representations and warranties contained in Section 3.7, any effect that results from changes affecting generally the industry or industries in which VINA or any of its Subsidiaries participates, the U.S. economy as a whole or foreign economies in any locations where VINA or any of its Subsidiaries has material operations, or sales or customers unless such condition shall disproportionately adversely affect VINA or any of its Subsidiaries.

         3.2 Charter Documents. VINA has previously furnished or made available to Larscom a complete and correct copy of its (i) Certificate of Incorporation and Bylaws as amended to date (together, the "VINA CHARTER DOCUMENTS") and (ii) Subsidiaries' Certificate of Incorporation, or equivalent organizational documents, and Bylaws, or equivalent organizational documents. Such VINA Charter Documents and equivalent organizational documents of each of its Subsidiaries are in full force and effect. VINA is not in violation of any of the provisions of the VINA Charter Documents, and no Subsidiary of VINA is in violation of its equivalent organizational documents.

         3.3      Capitalization.

                  (a) The authorized capital stock of VINA consists of 125,000,000 shares of VINA Common Stock, $0.0001 par value per share, of which there were 62,189,930 shares issued and outstanding as of the close of business on March 14, 2003, and 5,000,000 shares of preferred stock, $0.0001 par value per share ("VINA PREFERRED STOCK"), of which no shares were outstanding. As of the close of business on March 14, 2003, (i) 200,000 shares of VINA Preferred Stock, designated Series A Junior Participating Preferred Stock, were reserved for future issuance upon exercise of the VINA Rights pursuant to the VINA Rights Plan; (ii) no shares of VINA Common Stock were held in the treasury for VINA;
(iii) 282,400 shares of VINA Common Stock were reserved for future issuance pursuant to the VINA 1996 Stock Plan and 282,400 shares were subject to outstanding options; (iii) 1,395,626 shares of VINA Common Stock were reserved for future issuance pursuant to the VINA 1998 Stock Plan and

1,395,626 shares were subject to outstanding options; (iv) 14,782,286 shares of VINA Common Stock were reserved for future issuance pursuant to the VINA 2000 Plan and 5,075,039 shares were subject to outstanding options; (v) 648,250 shares of VINA Common Stock were reserved for future issuance pursuant to the VINA ESPP and 513,029 shares were subject to outstanding purchase rights; (vi) no shares of VINA Common Stock were reserved for future issuance pursuant to the Woodwind 1999 Plan and no shares were subject to outstanding options; (vii) no shares of VINA Common Stock were reserved for future issuance pursuant to the Woodwind 2000 Plan and no shares were subject to outstanding options; and (viii) 7,090,000 shares of VINA Common Stock were reserved for future issuance upon the exercise of outstanding warrants (the "VINA WARRANTS").

                  (b) Section 3.3(b) of the VINA Disclosure Schedule lists all issued and outstanding shares of VINA Common Stock that constitute restricted stock or that are otherwise subject to a repurchase or redemption right or right of first refusal in favor of VINA, indicating the name of the applicable stockholder, the vesting schedule for any such shares, including the extent to which any such repurchase or redemption right or right of first refusal has lapsed as of the date of this Agreement, the price at which such stock can be repurchased and redeemed and whether (and to what extent) the vesting will be accelerated in any way by the Merger or by termination of employment or change in position following consummation of the Merger.

                  (c) Section 3.3(c) of the VINA Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all VINA Stock Options, indicating with respect to each such VINA Stock Option the name of the holder thereof, the VINA Stock Plan under which it was granted, the number of shares of VINA Common Stock subject to such VINA Stock Option, the exercise price, the date of grant and expiration, and the vesting schedule, including the vesting commencement date and whether (and to what extent) the vesting will be accelerated in any way by the Merger or by termination of employment or change in position following consummation of the Merger. All VINA Stock Options have been granted under one of the VINA Stock Plans. VINA has not granted any VINA Stock Options from and including March 14, 2003 through and including the date of this Agreement. Except for shares of VINA Common Stock issued upon exercise of VINA Stock Options and VINA Warrants outstanding as of March 14, 2003, VINA has not issued any shares of VINA Common Stock or VINA Preferred Stock from and including March 14, 2003 through and including the date of this Agreement. VINA has provided or made available to Larscom complete and accurate copies of all VINA Stock Plans and the forms of all stock option agreements evidencing VINA Stock Options and VINA Warrants. Except as set forth in Section 3.3(c) of the VINA Disclosure Schedule, no acceleration of vesting, exercise, or repurchase of any VINA Stock Option or VINA Warrant will occur as a result of or in connection with the Merger or by termination of employment or change in position following consummation of the Merger.

                  (d) Except as set forth in Section 3.3(d) of the VINA Disclosure Schedule, there are no equity securities or other similar ownership interests of any class or series of capital stock of VINA, or any securities convertible into or exercisable or exchangeable for such equity securities or other similar ownership interests issued, reserved for issuance or outstanding. Except for securities VINA owns, directly or indirectly through any of its Subsidiaries, there are no equity securities, partnership interests or other similar ownership interests of any class or series of capital stock of any Subsidiary of VINA, or any securities convertible into or exercisable or exchangeable for such equity securities, partnership interests or other similar ownership interests issued, reserved for issuance or outstanding. There are no options, warrants, equity securities, partnership interests or other similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any kind or character to which VINA or any of its Subsidiaries is a party or by which VINA or any of its Subsidiaries is bound obligating VINA or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of VINA or any of its Subsidiaries or obligating VINA or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interest or other similar ownership interest, call, right, commitment or agreement. There are no outstanding stock appreciation, phantom stock or similar rights with respect to VINA or any of its Subsidiaries.

                  (e) Except for the VINA Rights Plan and except as set forth in Section 3.3(e) of the VINA Disclosure Schedule, there is no agreement, written or oral, between VINA or any Affiliate of VINA and any holder of the securities of VINA relating to the sale or transfer (including agreements relating to rights of first refusal, co-sale rights or "drag-along" rights), registration under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "SECURITIES ACT"), or voting, of the capital stock of VINA. Except as set forth in Section 3.3(e) of the VINA Disclosure Schedule, there is no rights agreement, "poison pill" anti-takeover plan or other agreement or understanding to which VINA is a party or by which it is bound with respect to any equity security of any class of VINA. For purposes of this Agreement, the term "AFFILIATE" when used with respect to any party means any person who is an "affiliate" of that party within the meaning of Rule 405 promulgated under the Securities Act.

                  (f) All outstanding shares of VINA Common Stock are and all shares of VINA Common Stock subject to issuance as specified in Section 3.3(a) above will be upon issuance (on the terms and conditions specified in the instruments pursuant to which they are issuable), duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, VINA's Charter Documents or any agreement to which VINA is a party or is otherwise bound. All outstanding shares of capital stock, the VINA Stock Options, the VINA Warrants and other securities of VINA and its Subsidiaries have been issued and granted in compliance on all material respects with all applicable securities laws and other applicable laws and all requirements set forth in any applicable contracts.

                  (g) No consent of the holders of VINA Stock Options is required in connection with the actions contemplated by Section 2.3.

                  (h) Except as set forth in Section 3.3(h) of the VINA Disclosure Schedule, stockholders of VINA are not entitled to dissenters' or appraisal rights under applicable state law in connection with the Merger.

         3.4      Subsidiaries.

                  (a) Section 3.4 of the VINA Disclosure Schedule sets forth, for each Subsidiary of VINA: (i) its name; (ii) the number and type of outstanding equity securities owned of record and beneficially by VINA (as well as securities exchangeable or exercisable for and convertible into equity securities thereby) and a list of the holders thereof and the identity of, and the percentage of outstanding equity securities owned of record and beneficially, by, any other stockholder of a Subsidiary of VINA; and (iii) the jurisdiction of organization. For purposes of this Agreement, the term "SUBSIDIARY" means, with respect to any party, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such party (or another Subsidiary of such party) holds stock or other ownership interests representing (A) more that 50% of the voting power of all outstanding stock or ownership interests of such entity or (B) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

                  (b) Each Subsidiary of VINA is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as presently proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing that, individually or in the aggregate, have not had, and are not reasonably likely to have, a VINA Material Adverse Effect. All of the outstanding shares of capital stock and other equity securities or interests of each Subsidiary of VINA are duly authorized, validly issued, fully paid, nonassessable and not subject to or were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable law, such Subsidiary's charter documents or any agreement to which such Subsidiary is a party or is otherwise bound, and all such shares are owned, of record and beneficially, by VINA or another of its Subsidiaries free and clear of all security interests, liens, claims, pledges, agreements, limitations in VINA's voting rights, charges or other Liens of any nature. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of VINA.

                  (c) VINA does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity, which is not a Subsidiary of VINA. Except as set forth in Section 3.4(c) of the VINA Disclosure Schedule, there are no obligations, contingent or otherwise, of VINA or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of any Subsidiary of VINA or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary of VINA or any other entity).

         3.5      Authority; No Conflict; Required Filings and Consents.

                  (a) VINA has all requisite corporate power and authority to execute and deliver this Agreement, subject only to the adoption of this Agreement and approval of the Merger (the "VINA VOTING PROPOSAL") by VINA's stockholders under the DGCL and the rules of The Nasdaq Stock Market, Inc. and applicable law (the "VINA STOCKHOLDER APPROVAL"), to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the VINA Board, at a meeting duly called and held, by the unanimous vote of all directors (i) determined that the Merger is fair, advisable and in the best interests of VINA and its stockholders, (ii) adopted and approved this Agreement in accordance with the provisions of the DGCL and the VINA Charter Documents, (iii) approved the VINA Voting Agreement and the transactions contemplated thereby, and (iv) directed that this Agreement and the VINA Voting Proposal be submitted to the stockholders of VINA for their adoption and approval and resolved to recommend that the stockholders of VINA vote in favor of the adoption of this Agreement and the approval of the VINA Voting Proposal. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by VINA have been duly authorized by all necessary corporate action on the part of VINA, subject only to the required receipt of the VINA Stockholder Approval. This Agreement has been duly executed and delivered by VINA and constitutes the valid and binding obligation of VINA, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "BANKRUPTCY AND EQUITY EXCEPTION"). No takeover statute or similar statute or regulation applies to the Merger, this Agreement or any of the transactions contemplated hereby.

                  (b) The execution and delivery of this Agreement by VINA do not, and the consummation by VINA of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of VINA or of the charter, bylaws, or other organizational document of any Subsidiary of VINA,
(ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any mortgages, security interests, pledges, liens, charges or encumbrances of any nature ("LIENS") on VINA's or any of its Subsidiaries' assets under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which VINA or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to obtaining the VINA Stockholder Approval and compliance with the requirements specified in clauses (i) through (vi) of Section 3.5(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to VINA or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) of this Section 3.5(b), for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses which, individually or in the aggregate, are not, reasonably likely to have a VINA Material Adverse Effect. Section 3.5(b) of the VINA Disclosure Schedule lists all consents, waivers and approvals under any of VINA's or any of its Subsidiaries' agreements, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate were not obtained, would result in a material loss of benefits to VINA, Larscom or the Surviving Corporation as a result of the Merger or a VINA Material Adverse Effect.

                  (c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority, agency or instrumentality (a "GOVERNMENTAL ENTITY") is required by or with respect to VINA or any of its Subsidiaries in connection with the execution and delivery of this Agreement by VINA or the performance by VINA of the transactions contemplated by this Agreement, except for (i) applicable requirements, if any, of the Securities Act or the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "EXCHANGE ACT"), (ii) the filing of the Certificate of Merger and Certificate of Ownership and Merger with the Delaware Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which VINA is qualified as a foreign corporation to transact business, (iii) the filing of such reports, schedules or materials under Section 13 of or Rule 14a-12 under the Exchange Act and materials under Rule 165 and Rule 425 of the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws ("BLUE SKY LAWS") and the laws of any foreign country, (v) the rules and regulations of The Nasdaq Stock Market, Inc. and (vi) such consents, authorizations, orders, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a VINA Material Adverse Effect.

                  (d) The affirmative vote for adoption of the VINA Voting Proposal by the holders of a majority of the outstanding shares of VINA Common Stock on the record date for the meeting of VINA's stockholders to consider the VINA Voting Proposal (the "VINA MEETING") present or represented by proxy is the only vote of the holders of any class or series of VINA's capital stock or other securities necessary to approve the VINA Voting Proposal. There are no bonds, debentures, notes or other indebtedness of VINA having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of VINA may vote.

         3.6      SEC Filings; Financial Statements; Information Provided.

                  (a) VINA has filed all registration statements, forms, reports and other documents required to be filed by VINA with the Securities and Exchange Commission ("SEC") since August 10, 2000 and has made available to Larscom copies of all registration statements, forms, reports and other documents (including, without limitation, all certifications and statements required by Rule 13a-14 or 15d-14 under the Exchange Act or Section 906 of the Sarbanes-Oxley Act of 2002) filed by VINA with or furnished to the SEC since such date, all of which (other than the certifications pursuant to said Section
906) are available on the SEC's EDGAR system. All such required registration statements, forms, reports and other documents (including those that VINA may file after the date hereof until the Closing) are referred to herein as the "VINA SEC REPORTS." Except as set forth in Section 3.6 of the VINA Disclosure Schedule, the VINA SEC Reports (i) were or will be filed on a timely basis, (ii) at the time filed, were or will be prepared in compliance with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such VINA SEC Reports, and (iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such VINA SEC Reports or necessary in order to make the statements in such VINA SEC Reports, in the light of the circumstances under which they were made, not misleading. No Subsidiary of VINA is subject to the reporting requirements of Sections 13(a) or 15(d) of the Exchange Act.

                  (b) Each of the audited consolidated financial statements (including, in each case, any related notes and schedules) and unaudited interim consolidated financial statements contained or to be contained in VINA SEC Reports at the time filed (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented or will fairly present the consolidated financial position of VINA and its Subsidiaries as of the dates indicated and the consolidated results of VINA and its Subsidiaries' operations and cash flows for the periods indicated, consistent with the books and records of VINA and its Subsidiaries, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The consolidated, audited balance sheet of VINA as of December 31, 2002 is referred to herein as the "VINA BALANCE SHEET."

                  (c) VINA has previously furnished to Larscom a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by VINA with the SEC pursuant to the Securities Act or the Exchange Act.

         3.7 No Undisclosed Liabilities. Except as set forth in Section 3.7 of the VINA Disclosure Schedule, and except for normal and recurring liabilities incurred since the date of the VINA Balance Sheet in the ordinary course of business consistent with past practice (the "ORDINARY COURSE OF BUSINESS"), VINA and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate are reasonably likely to have a VINA Material Adverse Effect.

         3.8      Absence of Certain Changes or Events. Except as set forth in
Section 3.8 of the VINA Disclosure Schedule or in the VINA SEC Reports, since the date of the VINA Balance Sheet, VINA and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and, since such date, (a) there has not been any change, event, circumstance, development or effect that individually or in the aggregate has had, or is reasonably likely to have, a VINA Material Adverse Effect, (b) there has not been any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by VINA or any of its Subsidiaries, whether or not covered by insurance, (c) neither VINA nor any of its Subsidiaries has declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock or other similar ownership interests or repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities or other similar ownership interests, (d) neither VINA nor any of its Subsidiaries has changed any of its methods of accounting or accounting practices in any material respect, (e) neither VINA nor any of its Subsidiaries has made any material Tax elections and (f) neither VINA nor any of its Subsidiaries has agreed or committed to take any of the actions referred to in clauses (c) through (e) above.

         3.9      Taxes.

                  (a) For the purposes of this Agreement, "TAX" or "TAXES" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for Taxes as a transferee or successor, by contract or otherwise.

                  (b) VINA and each of its Subsidiaries have timely filed all material federal, state, local and foreign returns, estimates, information statements, reports, elections and all other filings ("RETURNS") relating to Taxes required to be filed by VINA and each of its Subsidiaries with any Tax authority. Such Returns are true and correct in all material respects, accurately reflect the liability for Taxes of VINA and each of its Subsidiaries, and have been completed in accordance with applicable law, and VINA and each of its Subsidiaries have paid or withheld and paid to the appropriate governmental body all Taxes shown to be due on such Returns.

                  (c) Neither VINA nor any of its Subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against VINA or any of its Subsidiaries, nor has VINA or any of its Subsidiaries executed any unexpired waiver or extension of any statute of limitations on or extending the period for the assessment or collection of any Tax, nor has any such waiver or extension been requested from VINA or any of its Subsidiaries other than an extension resulting from the filing of a Tax Return after its due date in the Ordinary Course of Business.

                  (d) No audit, action, suit or other examination of any Return of VINA or any of its Subsidiaries by any Tax authority is presently in progress, nor has VINA or any of its Subsidiaries been notified of any request for such an audit or other examination.

                  (e) No adjustment relating to any Returns filed by VINA or any of its Subsidiaries has been proposed in writing formally or informally by any Tax authority to VINA or any of its Subsidiaries or any representative thereof and there is no basis for such a claim for which VINA or any of its Subsidiaries should be aware.

                  (f) None of VINA and its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was VINA) or (ii) has any liability for the Taxes of any person (other than VINA and its Subsidiaries) under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                  (g) Neither VINA nor any of its Subsidiaries has any liability for any material unpaid Taxes which has not been accrued for or reserved on VINA balance sheet dated December 31, 2002, (i) in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since December 31, 2002 in connection with the operation of the business of VINA and its Subsidiaries in the ordinary course or (ii) that would result in a material decrease in the net worth of VINA or any such Subsidiary.

                  (h) Neither VINA nor any of its Subsidiaries has, within the two (2) year period ending on the Effective Time, made a distribution to which Code Section 355 applies.

                  (i) No consent under Section 341(f) of the Code has been filed with respect to VINA or any of its Subsidiaries.

                  (j) Neither VINA nor any of its Subsidiaries is, or has been, at any time, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code.

         3.10     Owned and Leased Real Properties.

                  (a) Neither VINA nor any of its Subsidiaries owns or has ever owned any real property.

                  (b) Section 3.10 of the VINA Disclosure Schedule sets forth a complete and correct list of all real property leased, subleased, licensed or occupied by VINA or any of its

Subsidiaries (collectively the "VINA LEASES") and the location of the premises. The premises subject to the VINA Leases are hereinafter referred to as "VINA LEASED PROPERTY." Except as set forth in Section 3.10(b) of the VINA Disclosure Schedule, neither VINA, nor any of its Subsidiaries nor, to VINA's knowledge, any other party is in default under any of the VINA Leases (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause a default). Except as set forth in Section 3.10 of the VINA Disclosure Schedule, no property subject to a VINA Lease is occupied by a third party other than VINA, and, to VINA's knowledge, no third party has a right to occupy such property other than VINA. VINA has provided to Larscom complete and correct copies of all VINA Leases, including all amendments thereto; no term or condition of any of the VINA Leases has been modified, amended or waived except as shown in such copies; and there are no other agreements or arrangements whatsoever relating to VINA's or its Subsidiaries' use or occupancy of any of the VINA Leased Property. VINA has not transferred, mortgaged or assigned any interest in any of the VINA Leases. VINA or its Subsidiaries occupies all of the VINA Leased Property except as identified in Section 3.10 of the VINA Disclosure Schedule. To VINA's knowledge, there is no pending or threatened condemnation or similar proceeding affecting any VINA Leased Property or any portion thereof, each VINA Leased Property is supplied with utilities and other services sufficient to operate the business of VINA as presently conducted and neither the operations of the VINA on the VINA Leased Property, nor the VINA Leased Property, violate in any material manner any applicable building code, zoning requirement, or classification or statute relating to the particular property or such operations. The VINA Leased Property is in good operating condition and repair and is suitable for the conduct of business as presently conducted therein.

         3.11     Intellectual Property.

                  (a) VINA and its Subsidiaries own, license or otherwise possess legally enforceable rights to use all Intellectual Property used in or necessary to conduct the business of VINA and its Subsidiaries as currently conducted. For purposes of this Agreement, the term "INTELLECTUAL PROPERTY" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world;
(v) all mask works and any registrations and applications therefor throughout the world (vi) all trade names, logos, URLs, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vii) all databases and data collections and all rights therein throughout the world; (viii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (ix) any similar or equivalent rights to any of the foregoing anywhere in the world.

                  (b) Section 3.11(b) of the VINA Disclosure Schedule accurately identifies, as of the date of this Agreement, all licenses, sublicenses, and other agreements pursuant to which VINA or any of its Subsidiaries is authorized or licensed to use any third party Intellectual

Property (i) for incorporation or embedding into VINA's or any of its Subsidiaries' products, (ii) in conjunction with, or in the development of, VINA's or any of its Subsidiaries' products, or (iii) that is otherwise material to the conduct of the business of VINA or any of its Subsidiaries as currently conducted (it being understood that (1) shrink wrap or "click and accept" licenses for "off-the-shelf" software programs, and (2) agreements providing for future license fees, royalties, or other payment obligations by VINA or any of its Subsidiaries that do not exceed $10,000 annually per agreement (other than contingent or unliquidated amounts) will not be considered to be agreements to which reference is made in clauses (ii) and (iii) of this Section 3.11(b)) (collectively, the "VINA MATERIAL INBOUND LICENSES").

                  (c) Section 3.11(c) of the VINA Disclosure Schedule accurately identifies, as of the date of this Agreement, all licenses, sublicenses, and other agreements pursuant to which (i) any third party has been granted any exclusive license under, or otherwise has received or acquired any exclusive right or interest in, any VINA Intellectual Property, or (ii) any third party has been granted any non-exclusive license under, or otherwise has received or acquired any non-exclusive right or interest in, any VINA Intellectual Property and pursuant to which such third party had or has aggregate license fee or royalty payment obligations (other than contingent or unliquidated amounts) in excess of $10,000 annually (collectively, the "VINA MATERIAL OUTBOUND LICENSES" and, together with the VINA Material Inbound Licenses, the "VINA MATERIAL LICENSES"). As used herein, "VINA INTELLECTUAL PROPERTY" means any Intellectual Property that is owned by, or purported to be owned by, VINA or any of its Subsidiaries.

                  (d) Section 3.11(d) of the VINA Disclosure Schedule sets forth, as of the date of this Agreement, a complete and accurate list of each patent, patent application, copyright registration or application therefor, and registered trademark or service mark (including, where applicable, the jurisdiction of issuance or application) of VINA or any of its Subsidiaries. All issued patents and registered trademarks, service marks, and copyrights, which are held by, or registered in the name of, VINA or any of its Subsidiaries, are valid and in full force and effect. VINA and each of its Subsidiaries has, in a timely manner, taken all reasonable actions (including, without limitation, the payment of any applicable fees) necessary to ensure that that all applications filed by or on behalf of VINA or any of its Subsidiaries for any patent, trademark, service mark, copyright, or other form of Intellectual Property remain in full force and effect. VINA and each of its Subsidiaries has taken reasonable measures to maintain the confidentiality of and otherwise establish, protect, and enforce its rights in the VINA Intellectual Property that VINA or any of its Subsidiaries holds, or purports to hold, as a trade secret.

                  (e) VINA and its Subsidiaries exclusively own all right, title, and interest to and in the VINA Intellectual Property free and clear of all Liens (other than non-exclusive licenses under the VINA Intellectual Property granted by VINA, its Subsidiaries, or their predecessors in the Ordinary Course of Business). Without limiting the generality of the foregoing, except as set forth in Section 3.11(e) of the VINA Disclosure Schedule, each person who is or was an employee or contractor of VINA or any of its Subsidiaries and who is or was involved in the creation or development of Intellectual Property for VINA or any of its Subsidiaries has signed a valid, enforceable agreement containing an assignment of the Intellectual Property so created or developed to VINA or one of its Subsidiaries and confidentiality provisions protecting VINA's or its Subsidiaries' confidential information.

                  (f) To VINA's knowledge, VINA and each of its Subsidiaries have never infringed, misappropriated, or otherwise violated any Intellectual Property of any third party. Without limiting the generality of the foregoing and solely to VINA's knowledge, neither (i) the products previously or currently sold or under development by VINA or any of its Subsidiaries, or (ii) the business or activities previously or currently conducted by VINA or any of its Subsidiaries, has infringed, violated, or constituted a misappropriation of any Intellectual Property of any third party. Except as set forth in Section 3.11(f) of the VINA Disclosure Schedule, neither VINA nor any of its Subsidiaries has received any complaint, claim, or notice alleging any such infringement, violation, or misappropriation. Except as set forth in Section 3.11(f) of the VINA Disclosure Schedule, neither VINA nor any of its Subsidiaries has received any requests or demands since January 1, 2000, by third parties for the licensing of such third party's patents, copyrights, trademarks or other Intellectual Property or proprietary rights. Except as set forth in Section 3.11(f) of the VINA Disclosure Schedule, VINA and its Subsidiaries have never assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of any third party for infringement, misappropriation, or violation of any Intellectual Property. To VINA's knowledge, no other person or entity has infringed, violated, or misappropriated, and no other person or entity is currently, infringing, violating, or misappropriating, any material VINA Intellectual Property or any Intellectual Property that VINA or any of its Subsidiaries is authorized or licensed to use under any VINA Material Inbound License.

                  (g) To VINA's knowledge, none of the software (including firmware and other software embedded in hardware devices) developed (or currently being developed), distributed, licensed, or sold by VINA or any of its Subsidiaries (collectively, the "VINA SOFTWARE") contains any bug, defect, or error that materially and adversely affects the use, functionality, or performance of such VINA Software or any product or system containing or used in conjunction with such VINA Software. To VINA's knowledge, no VINA Software contains any "back door," "drop dead device," "time bomb," "Trojan horse," "virus," or "worm" (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming, or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user's consent. No source code for any VINA Software has been delivered, licensed, or made available to any escrow agent or other person or entity. To VINA's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license, or disclosure of the source code for any VINA Software to any other person.

                  (h) The execution and delivery of this Agreement and consummation of the Merger will not result in (i) the breach of, or create on behalf of any third party the right to terminate or modify, any VINA Material Inbound License, (ii) a loss of, or Lien on, any VINA Intellectual Property,
(iii) the release, disclosure, or delivery of any VINA Intellectual Property by or to any escrow agent or other person, (iv) the grant, assignment, or transfer to any other person of any license or other right or interest under, to, or in any of the VINA Intellectual Property, (v) either Larscom, the Surviving Corporation, or any of their Subsidiaries being bound by or subject to, as a result of VINA's contracts and other legal obligations, any non-compete or other restriction on the operation or scope of their respective businesses, or
(vi) Larscom, the Surviving Corporation, or any of their Subsidiaries being obligated to pay any royalties or other amounts to any third party in excess of those payable by VINA or the Surviving Corporation, respectively, prior to the Closing.

         3.12     Agreements, Contracts and Commitments.

                  (a) Except as set forth in Section 3.12(a) of the VINA Disclosure Schedule and other than those material contracts identified on the
Exhibit index of VINA's Annual Report on Form 10-K for the year ended December 31, 2002, there are no contracts or agreements that are material contracts (as defined in Item 601(b)(10) of Regulation S-K) with respect to VINA and its Subsidiaries (such contracts or agreements, together with any VINA Material Licenses, any contracts or agreement listed or required to be listed in Section 3.12(d) of the VINA Disclosure Schedule, any contract or agreement with a material customer or supplier and any other contract or agreement that is material to the business of VINA or any of its Subsidiaries (the "VINA MATERIAL CONTRACTS"). Each VINA Material Contract is in full force and effect and is enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. Neither VINA nor any of its Subsidiaries nor, to VINA's knowledge, any other party to any VINA Material Contract is in material violation of or in material default under any VINA Material Contract, nor, to VINA's knowledge, has any event occurred or circumstance or condition exists, that (with or without notice or lapse of time) would reasonably be expected to (i) result in a material violation of or material default under any VINA Material Contract, (ii) give any party the right to cancel or terminate or modify any VINA Material Contract or (iii) give any party the right to seek material damages or other material remedies.

                  (b) Section 3.12(b) of the VINA Disclosure Schedule sets forth a complete and accurate list of each contract or agreement to which VINA or any of its Subsidiaries is a party or bound by with any Affiliate of VINA (other than any Subsidiary, which is a direct or indirect wholly owned subsidiary of VINA). Complete and accurate copies of all the agreements, contracts and arrangements set forth in Section 3.12(b) of the VINA Disclosure Schedule have heretofore been furnished or made available to Larscom. Except as set forth in Section 3.12(b) of the VINA Disclosure Schedule, neither VINA nor any of its Subsidiaries has entered into any transaction with any Affiliate of VINA or any of its Subsidiaries or any transaction that would be subject to proxy statement disclosure pursuant to Item 404 of Regulation S-K.

                  (c) Except as set forth in Section 3.12(c) of the VINA Disclosure Schedule, VINA is not a party to any contract, agreement, arrangement or course of dealing (i) involving future expenditures (whether actual, potential, fixed or contingent) by VINA or (ii) that requires or may require VINA to provide services in connection with the sale, upgrade or maintenance of products to any person after the Closing. Complete and accurate copies of all contracts listed in Section 3.12(c) of the VINA Disclosure Schedule have been made available to Larscom.

                  (d) Except as set forth in Section 3.12(d) of the VINA Disclosure Schedule, there is no non-competition or other similar agreement, arrangement, understanding, commitment, judgment, injunction or order to which VINA or any of its Subsidiaries is a party or to which VINA or any of its Subsidiaries is subject that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of the business of VINA or any of its Subsidiaries or Larscom or any of its Subsidiaries as currently conducted and as proposed to be conducted in any material respect. Neither VINA nor any of its Subsidiaries has entered into (or is otherwise bound by) any agreement under which it is restricted in any material respect from selling, licensing or otherwise distributing any of its technology or products, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or any segment of the market or line of business.

                  (e) Since January 1, 2000, VINA has not been a party to any Governmental Contract or Governmental Bid. "GOVERNMENTAL BID" means any quotation bid or proposal submitted to any Governmental Entity or any proposed prime contractor or higher-tier subcontractor of any Governmental Entity. "GOVERNMENT CONTRACT" means any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Entity or any prime contractor or higher-tier subcontractor, or under which any Governmental Entity or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

         3.13 Litigation. Except as set forth in Section 3.13 of the VINA Disclosure Schedule, there is no action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of VINA, threatened against or affecting VINA or any of its Subsidiaries or any properties or rights of VINA or its Subsidiaries, by any person or by or before any Governmental Entity which, individually or in the aggregate, is reasonably likely to result in material damages or any injunctive relief against VINA or a Subsidiary. Neither VINA nor any of its Subsidiaries has commenced any action, suit, proceeding or arbitration before any Governmental Entity or arbitrator. There are no material judgments, orders or decrees outstanding against VINA or any of its Subsidiaries.

         3.14 Environmental Matters. VINA and its Subsidiaries (i) have obtained all permits, licenses and other authorizations that are required under Environmental Laws ("ENVIRONMENTAL PERMITS") and all such Environmental Permits are valid and in full force and effect, (ii) are in compliance in all respects with all terms and conditions of such required Environmental Permits and all Environmental Laws, (iii) have conducted all Hazardous Material Activities in compliance with all Environmental Laws, other than, as to each of (i), (ii), and
(iii), such as would not have a VINA Material Adverse Effect. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of VINA, threatened, concerning or relating to any Environmental Permit or any Hazardous Materials Activity of VINA or any of its Subsidiaries. VINA or any of its Subsidiaries have never received any notice or other communication (in writing or otherwise) from any Governmental Body or other Person regarding any actual, alleged, possible or potential liability arising from or relating to Hazardous Material Activity of VINA or any of its Subsidiaries. As of the date hereof, except in compliance with Environmental Laws and in a manner that would not subject VINA or any Subsidiary of VINA to material liability, to the knowledge of VINA, no Hazardous Materials are present in, on or under any VINA Business Facility currently owned, leased, operated or occupied, by VINA or any Subsidiary of VINA or were present on any other VINA Business Facility at the time it ceased to be owned, leased, operated or occupied by VINA or any Subsidiary of VINA. VINA or any of its Subsidiaries have never permitted (knowingly or otherwise) any Hazardous Material to be generated, manufactured, produced, used, treated, refined, processed, handled, stored, discharged, released or disposed of (whether lawfully or unlawfully): (i) on or beneath the surface of any real property that is, or that has at any time been, owned by, leased to, controlled by or used by VINA or any Subsidiary of VINA; (ii) in or into any surface water, groundwater, soil or air associated with or adjacent to any such real property; or (iii) in or into any well, pit, pond, lagoon, impoundment, ditch, landfill, building, structure, facility, improvement, installation, equipment, pipe, pipeline, vehicle or storage container that is or was located on or beneath the surface of any such real property or that is or has at any time been owned by, leased to, controlled by or used by VINA or any Subsidiary of VINA. Each storage tank or other storage container that is or has been owned by, leased to, controlled by or used by VINA or any of its Subsidiaries or that is located on or beneath the surface of any real property owned by, leased to, controlled by or used by VINA or any of its Subsidiaries:
(i) is in sound condition; and (ii) has been demonstrated by accepted testing methodologies to be free of any corrosion or leaks. For the purposes of this
Section 3.14, "VINA BUSINESS FACILITY" means any property, including the land, the improvements thereon, the groundwater thereunder and the surface water thereon, that is or at any time has been owned, operated, occupied, controlled, used or leased by VINA or any Subsidiary of VINA in connection with the operation of its business. "ENVIRONMENTAL LAWS" means all applicable Federal, state, local and foreign laws, regulations, rules and statutes which prohibit, regulate or control Hazardous Materials or any Hazardous Materials Activity or which relate to pollution of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety. "HAZARDOUS MATERIALS" means any material, chemical, or substance that is prohibited or regulated by any Environmental Law or that has been designated by any Governmental Entity to be toxic, radioactive, hazardous or otherwise a danger to health, reproduction or the environment, excluding, however, Hazardous Materials contained in products typically used for office and janitorial purposes properly and safely maintained in accordance with Environmental Laws. "HAZARDOUS MATERIALS ACTIVITY" is the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product containing a Hazardous Material.

         3.15     Employees.

                  (a) To the knowledge of VINA, no employee of VINA or any Subsidiary of VINA is in violation of any term of any patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by VINA or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by VINA or any of its Subsidiaries or the Surviving Corporation following the Effective Time or to the use of trade secrets or proprietary information of others, the consequences of which, individually or in the aggregate, are reasonably likely to have a VINA Material Adverse Effect. Except as set forth in Section 3.15(a) of the VINA Disclosure Schedule, to the knowledge of VINA, no key employee or group of employees has any plans to terminate employment with VINA or its Subsidiaries.

                  (b) Neither VINA nor any of its Subsidiaries is presently, or has been in the past, bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union or labor organization. No employees of VINA or any of its Subsidiaries is represented by any labor union or covered by any collective bargaining agreement and, to the knowledge of VINA, there is no pending question concerning such representation and to the knowledge of VINA there is no campaign to establish such representation in progress. There is no pending or, to the knowledge of VINA, threatened labor dispute, walkout, work stoppage, slow-down or lockout involving VINA or any of its Subsidiaries and any group of its employees nor has VINA or any of its Subsidiaries experienced any material labor interruptions over the past three (3) years. VINA and its Subsidiaries are in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours.

         3.16     Employee Benefit Plans.

                  (a) Section 3.16(a) of the VINA Disclosure Schedule sets forth a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, or required to be contributed to by VINA, any of VINA's Subsidiaries or any of their ERISA Affiliates or with respect to which VINA has or may in the future have any material liability (together, the "VINA EMPLOYEE PLANS") (excluding any agreements with individual employees that are covered by
Section 3.16(i) and any employment agreements that are terminable "at will"). For purposes of this Agreement, the following terms shall have the following meanings: (i) "EMPLOYEE BENEFIT PLAN" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement providing for direct or indirect compensation, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee director, or consultant of the entity in question or any of its Subsidiaries or ERISA Affiliates; (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended; and (iii) "ERISA AFFILIATE" means any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the entity in question or any of its Subsidiaries.

                  (b) VINA has made available to Larscom a complete and accurate copy of each VINA Employee Plan and, for each such VINA Employee Plan,
(i) the three (3) most recent annual reports (Form 5500) filed with the U.S. Internal Revenue Service (the "IRS"), if any, required under ERISA or the Code,
(ii) each amendment, trust agreement, group annuity contract, administrative service agreement, policy pertaining to fiduciary liability insurance covering the fiduciaries of each VINA Employee Plan, and summary plan description together with the summaries of material modifications thereto, if any, relating to such VINA Employee Plan, (iii) the most recent financial statements for each VINA Employee Plan that is required to be funded, (iv) the three (3) most recent reports regarding the satisfaction of the nondiscrimination requirements, if any, applicable to each VINA Employee Plan including those of Sections 410(b), 401(a)(4), 401(k) and 401(m) of the Code, (v) the most recent annual actuarial valuations, if any, prepared for each VINA Employee Plan; (vi) the most recent IRS determination, opinion, notification or advisory letter issued with respect to each VINA Employee Plan intended to be qualified under Section 401(a) of the Code; (vii) all communications material to any employee or employees with respect to any VINA Employee Plan and any proposed VINA Employee Plans, in each case relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to VINA; and (viii) all material correspondence to or from any governmental agency relating to any VINA Employee Plan.

                  (c) Each VINA Employee Plan has been established, maintained and administered in all material respects in accordance with, and VINA, its Subsidiaries and their ERISA Affiliates have performed in all material respects all obligations required to be performed by them under, are not in material default under or violation of, and have no knowledge with respect to any other party to each VINA Employee Plan of that party's material default under or violation of ERISA, the Code and all other applicable laws and the regulations thereunder and the terms of each VINA Employee Plan, and each of VINA, VINA's Subsidiaries and their ERISA Affiliates has in all material respects met its obligations with respect to each VINA Employee Plan and has made all required contributions thereto (or reserved such contributions which are required but not yet due on the VINA Balance Sheet). All filings and reports as to each VINA Employee Plan required to have been submitted to the IRS or to the United States Department of Labor ("DOL") have been timely submitted, except where failures to timely submit have been cured and are not reasonably likely, individually or in the aggregate, to cause material harm to VINA. There are no audits, inquiries or proceedings pending or, to the knowledge of VINA, VINA's Subsidiaries or their ERISA Affiliates, threatened by the IRS, DOL or any other governmental entity with respect to any VINA Employee Plan. Neither VINA nor any of its Subsidiaries or ERISA Affiliates is subject to any material penalty or tax with respect to any VINA Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code and no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any VINA Employee Plan which could reasonably be expected to have, individually or in the aggregate, a VINA Material Adverse Effect. There are no actions, suits or claims pending, or, to the knowledge of VINA, threatened or reasonably anticipated (other than routine claims for benefits) against any VINA Employee Plan or against the assets of any VINA Employee Plan and, to the knowledge of VINA, no event has occurred, and there exists no condition or set of circumstances in connection with which VINA or any of its Subsidiaries could be subject to any liability that is reasonably likely, individually or in the aggregate, to have a VINA Material Adverse Effect under ERISA, the Code or any other applicable law.

                  (d) With respect to each VINA Employee Plan, there are no benefit obligations for which contributions have not been made or properly accrued and there are no benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of VINA, which obligations are reasonably likely, individually or in the aggregate, to have a VINA Material Adverse Effect.

The assets of each VINA Employee Plan, that is funded are reported at their fair market value on the books and records of such plan.

                  (e) Neither VINA nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, contributed to, or is obligated to contribute to, or otherwise incurred any obligation or liability (including, without limitation, any contingent liability) under any "multiemployer plan" (as defined in Section 3(37) of ERISA), any Pension Plan subject to Title IV of ERISA or Section 412 of the Code, any multiple employer plan (as defined in ERISA or the Code), or any "funded welfare plan" within the meaning of Section 419 of the Code. Any VINA Employee Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either applied for or obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS (and no such letter has been revoked nor has revocation been threatened) or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination. To the knowledge of VINA, for each VINA Employee Plan that is intended to be qualified under Section 401(a) of the Code, there has been no event, condition or circumstance that has adversely affected or is likely to adversely affect such qualified status. Except as specifically set forth in Section 3.16(e) of the VINA Disclosure Schedule, no VINA Employee Plan provides health benefits that are not fully insured through an insurance contract.

                  (f) No VINA Employee Plan is funded by or a member of a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code. No VINA Employee Plan holds securities issued by VINA, any of VINA's Subsidiaries or any of their ERISA Affiliates.

                  (g) Each VINA International Employee Plan has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all applicable laws. No VINA International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. For purposes of this Agreement, "VINA INTERNATIONAL EMPLOYEE PLAN" shall mean each VINA Employee Plan that has been adopted or maintained by VINA or any ERISA Affiliate, whether informally or formally, or with respect to which VINA or any ERISA Affiliate will or may have any material liability, for the benefit of employees who perform services outside the United States.

                  (h) Each VINA Employee Plan, including, without limitation, any VINA International Employee Plan, is amendable and terminable unilaterally by VINA and any of VINA's Subsidiaries which are a party thereto or covered thereby at any time, including after the Effective Time, without material liability to VINA, the Surviving Corporation or any of their Subsidiaries as a result thereof (other than for benefits accrued through the date of termination or amendment and reasonable administrative expenses related thereto), and no VINA Employee Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits VINA or any of its Subsidiaries from amending or terminating any such VINA Employee Plan. The investment vehicles used to fund VINA Employee Plans may be changed at any time without incurring a material sales charge, surrender fee or other similar expense.

                  (i) Neither VINA nor any of its Subsidiaries is a party to any oral or written (i) agreement with any current or former stockholder, director, executive officer or other key employee of VINA or any of its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving VINA or any of its Subsidiaries of the nature of any of the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional or subsequent event), (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee;
(ii) agreement, plan or arrangement under which any person may receive payments from VINA or any of its Subsidiaries that may be subject to the tax imposed by
Section 4999 of the Code or that constitute an "excess parachute payment" for such person under Section 280G of the Code, without regard to Section 280G(b)(4); or (iii) agreement or plan binding VINA or any of its Subsidiaries, including any stock option plan or agreement, stock appreciation right plan, restricted stock plan, stock purchase plan or severance benefit plan, any of the benefits of which shall be increased, or the vesting of the benefits of which shall be accelerated, by the execution of this Agreement or the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement.

                  (j) None of the VINA Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as required by applicable law. Neither VINA nor any of its Subsidiaries has ever represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) or any other person that such employee(s) or other person would be provided with retiree health, except to the extent required by applicable law.

         3.17 Compliance With Laws. Except as set forth in Section 3.17 of the VINA Disclosure Schedule, VINA and each of its Subsidiaries has complied with, is not in violation of, and has not received any notice alleging any violation with respect to, any applicable provisions of any statute, law or regulation, except for failures to comply or violations which, individually or in the aggregate, have not had, and are not reasonably likely to have, a VINA Material Adverse Effect, and is, and has been, in compliance with the Sarbanes-Oxley Act of 2002 and any related statutes, laws or regulations.

         3.18 Permits. VINA and each of its Subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted or as presently proposed to be conducted (the "VINA PERMITS"), except for such permits, licenses and franchises the lack of which, individually or in the aggregate, have not resulted in, and are not reasonably likely to result in, a VINA Material Adverse Effect. VINA and its Subsidiaries are in compliance with the terms of the VINA Permits, except where the failure to so comply, individually or in the aggregate, is not reasonably likely to have a VINA Material Adverse Effect.

         3.19 Insurance. Section 3.19 of the VINA Disclosure Schedule sets forth a complete and accurate list of all insurance policies maintained by, at the expense of, or for the benefit of VINA and any of its Subsidiaries and identifies any material claims made thereunder since January 1, 1998. Each of VINA and its Subsidiaries maintains insurance policies (the "VINA INSURANCE POLICIES") with reputable insurance carriers against all risks of a character as are usually insured against, and in such coverage amounts as are usually maintained, by similarly situated companies in the same or similar businesses. Each VINA Insurance Policy is in full force and effect. Since January 1, 1998, neither VINA nor any of its Subsidiaries has received any notice or other communication (in writing or otherwise) regarding any actual or possible (a) cancellation or invalidation of any insurance policy (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

         3.20 Title to Assets. VINA and its Subsidiaries own, and have good and valid title to, all assets purported to be owned by them, including: (a) all assets reflected on the VINA Balance Sheet (except for assets sold or otherwise disposed of in the Ordinary Course of Business since December 31, 2002); and (b) all other assets reflected in the books and records of VINA and its Subsidiaries as being owned by VINA and its Subsidiaries. All of said assets are owned by VINA and its Subsidiaries free and clear of any Liens, except for (i) any Lien for current taxes not yet due and payable and (ii) minor Liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of VINA or any of its Subsidiaries.

         3.21 Equipment and Leaseholds. All material items of equipment and other tangible assets owned by or leased to VINA or any of its Subsidiaries are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of VINA and its Subsidiaries in the manner in which such business is currently being conducted and presently proposed to be conducted.

         3.22     Receivables; Customers; Inventory.

                  (a) All existing accounts receivable of VINA and its Subsidiaries as the date hereof (including those accounts receivable reflected on the VINA Balance Sheet that have not yet been collected and those accounts receivable that have arisen since December 31, 2002, and have not yet been collected) (i) represent valid obligations of customers of VINA and its Subsidiaries arising from bona fide transactions entered into in the Ordinary Course of Business, (ii) are current and, to the knowledge of VINA, will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed the allowance set forth in the VINA Balance Sheet).

                  (b) The gross revenue of VINA in the first quarter of fiscal 2003 will not be materially below minimum anticipated levels.

                  (c) All of VINA's and its Subsidiaries' existing inventory (including all inventory that is reflected on the VINA Balance Sheet and that has not been disposed of by

VINA or any of its Subsidiaries since December 31, 2002) is of such quality and quantity as to be usable and saleable by VINA or any of its Subsidiaries in the Ordinary Course of Business.

         3.23 Certain Business Practices. Neither VINA nor any of its Subsidiaries nor any director, officer, agent, employee or affiliate of VINA or any of its Subsidiaries who was acting or purporting to act on behalf of VINA or any of its Subsidiaries has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity,
(b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, nor (c) made any other unlawful payment.

         3.24 Opinion of Financial Advisor. The financial advisor of VINA, Thomas Weisel Partners LLC, has delivered to the VINA Board an opinion dated the date of this Agreement to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of VINA Common Stock. A copy of the written opinion of Thomas Weisel Partners LLC will be provided to Larscom solely for information purposes within one business day following receipt thereof by VINA.

         3.25 Rights Plan Amendment. All action (including any necessary action of the VINA Board) necessary to render the rights agreement between VINA and American Stock Transfer & Trust Company dated July 25, 2001 and amended as of October 17, 2001 (the "VINA RIGHTS PLAN") inapplicable to this Agreement, the Merger, the VINA Voting Agreement and the transactions contemplated hereby and thereby (the "VINA RIGHTS PLAN AMENDMENT") has been taken.

         3.26 Section 203 of the DGCL Not Applicable. The VINA Board has taken the necessary actions to render Section 203 of the DGCL inapplicable to this Agreement, or the VINA Voting Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement, or the VINA Voting Agreement.

         3.27 Brokers. No agent, broker, investment banker, financial advisor or other firm or person is or shall be entitled, as a result of any action, agreement or commitment of VINA or any of its Affiliates, to any broker's, finder's, financial advisor's or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except Thomas Weisel Partners LLC, whose fees and expenses shall be paid by VINA. VINA has delivered to Larscom a complete and accurate copy of all agreements pursuant to which Thomas Weisel Partners LLC is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement.

         3.28 Loans to Executive Officers. Since July 30, 2002, VINA has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of VINA. Section 3.28 of the VINA Disclosure Schedule identifies any loan or extension of credit maintained by VINA to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

         3.29 Financial Controls. VINA maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that (a) transactions are executed with management's authorization; (b) transactions are recorded as necessary to permit preparation of the consolidated financial statements of VINA and to maintain accountability for VINA's consolidated assets; (c) access to VINA's assets is permitted only in accordance with management's authorization; (d) the reporting of VINA's assets is compared with existing assets at regular intervals; and (e) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF LARSCOM AND

                            THE TRANSITORY SUBSIDIARY

         Larscom and the Transitory Subsidiary represent and warrant to VINA that the statements contained in this Article IV are true and correct, except as expressly set forth herein or in the disclosure schedule delivered by Larscom to VINA on the date of this Agreement (the "LARSCOM DISCLOSURE SCHEDULE").

         4.1 Organization, Standing and Power. Larscom is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, which have not had, and are not reasonably likely to have a Larscom Material Adverse Effect. For purposes of this Agreement, the term "LARSCOM MATERIAL ADVERSE EFFECT" means any material adverse change, event, circumstance or development with respect to, or material adverse effect on, the business, assets, liabilities, capitalization, condition (financial or other), or results of operations of Larscom and its Subsidiaries, taken as a whole; provided, however, that none of the following shall, in and of itself, be taken into account when determining whether there has been, or will be, a Larscom Material Adverse Effect: (i) any failure by Larscom to meet or exceed analysts' published revenues or earnings predictions or any change in Larscom's stock price or trading volume, (ii) with respect to the use of the term "LARSCOM MATERIAL ADVERSE EFFECT" in the representations and warranties contained in Section 4.8, any effect resulting from the announcement or pendency of this Agreement or the Merger, or (iii) other than with respect to the use of the term "Larscom Material Adverse Effect" in the representations and warranties contained in Section 4.7, any effect that results from changes affecting generally the industry or industries in which Larscom or any of its Subsidiaries participates, the U.S. economy as a whole or foreign economies in any locations where Larscom or any of its Subsidiaries has material operations, or sales or customers unless such condition shall disproportionately adversely affect Larscom or any of its Subsidiaries.

         4.2 Charter Documents. Larscom has previously furnished or made available to VINA a complete and correct copy of its (i) Certificate of Incorporation and Bylaws as amended to date (together, the "LARSCOM CHARTER DOCUMENTS") and (ii) Subsidiaries' Certificate of Incorporation, or equivalent organizational documents, and Bylaws, or equivalent organizational documents. Such Larscom Charter Documents and equivalent organizational documents of each of its Subsidiaries are in full force and effect. Larscom is not in violation of any of the provisions of the Larscom Charter Documents, and no Subsidiary of Larscom is in violation of its equivalent organizational documents.

         4.3      Capitalization.

                  (a) The authorized share capital of Larscom consists of 119,000,000 shares of Larscom Common Stock consisting of 100,000,000 shares of Class A Common Stock, $0.01 par value per share (the "LARSCOM CLASS A COMMON STOCK") and 11,900,000 of Class B Common Stock, $0.01 par value per share (the "LARSCOM CLASS B COMMON STOCK" and together with the Larscom Class A Common Stock, the "LARSCOM CLASS COMMON STOCK"), of which 8,867,295 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock were issued and outstanding as of the close of business on March 14, 2003, and 5,000,000 shares of preferred stock, $0.01 par value per share ("LARSCOM PREFERRED STOCK"), of which none of which were outstanding as of the close of business March 14, 2003. As of the close of business on March 14, 2003, (i) no shares of Larscom Class Common Stock were held in the treasury for Larscom; (ii) 4,089,622 shares of Larscom Class Common Stock were reserved for future issuance pursuant to Larscom's Stock Incentive Plan and 2,378,816 shares were subject to outstanding options; (iii) no shares of Larscom Class Common Stock were reserved for future issuance pursuant to Larscom's Stock Option Plan for Non-Employee Directors and 132,000 shares were subject to outstanding options; and (iv) no shares of Larscom Class Common Stock were reserved for future issuance pursuant to Larscom's Employee Stock Purchase Plan (together with Larscom's Stock Incentive Plan and Larscom's Stock Option Plan for Non-Employee Directors, the "LARSCOM STOCK PLANS"). The authorized capital stock of Transitory Subsidiary consists of 1,000 shares of Common Stock, par value $0.0001 per share, of which 100 shares, as of the date hereof, are issued and outstanding and held by Larscom.

                  (b) Section 4.3(b) of the Larscom Disclosure Schedule lists all issued and outstanding shares of Larscom Class Common Stock that constitute restricted stock or that are otherwise subject to a repurchase or redemption right or right of first refusal in favor of Larscom, indicating the name of the applicable stockholder, the vesting schedule for any such shares, including the extent to which any such repurchase or redemption right or right of first refusal has lapsed as of the date of this Agreement, the price at which such stock can be repurchased or redeemed and whether (and to what extent) the vesting will be accelerated in any way by the Merger or by termination of employment or change in position following consummation of the Merger.

                  (c) Section 4.3(c) of the Larscom Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all outstanding options to purchase Larscom Common Stock under any Larscom Stock Plan (each a "LARSCOM STOCK OPTION") indicating with respect to each such Larscom Stock Option the name of the holder thereof, the Larscom Stock Plan under which it was granted, the number of shares of Larscom Class A

Common Stock subject to such Larscom Stock Option, the exercise price, the date of grant, and the vesting schedule, including the vesting commencement date and whether (and to what extent) the vesting will be accelerated in any way by the Merger or by termination of employment or change in position following consummation of the Merger. All Larscom Stock Options have been granted under one of the Larscom Stock Plans. Larscom has not granted any Larscom Stock Options from and including March 14, 2003 through and including the date of this Agreement. Except for shares of Larscom Class A Common Stock issued upon exercise of Larscom Stock Options outstanding as of March 14, 2003, Larscom has not issued any shares of Larscom Common Stock from and including March 14, 2003 through and including the date of this Agreement. Larscom has provided or made available to VINA complete and accurate copies of all Larscom Plans and the forms of all stock option agreements evidencing Larscom Stock Options. Except as set forth in Section 4.3(c) of the Larscom Disclosure Schedule, no acceleration of vesting, exercise or repurchase of any Larscom Stock Options will occur as a result of or in connection with the Merger or by termination of employment or change in position following consummation of the Merger.

                  (d) Except as set forth in Section 4.3(d) of the Larscom Disclosure Schedule, there are no equity securities or other similar ownership interests of any class or series of capital stock of Larscom, or any securities convertible into or exercisable or exchangeable for such equity securities or other similar ownership interests issued, reserved for issuance or outstanding. Except for securities Larscom owns, directly or indirectly through any of its Subsidiaries, there are no equity securities or other similar ownership interests of any class or series of capital stock of any Subsidiary of Larscom, or any securities convertible into or exercisable or exchangeable for such equity securities, partnership interests or other similar ownership interests issued, reserved for issuance or outstanding. There are no options, warrants, equity securities, partnership interests or other similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any kind or character to which Larscom or any of its Subsidiaries is a party or by which Larscom or any of its Subsidiaries is bound obligating Larscom or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Larscom or any of its Subsidiaries or obligating Larscom or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interest or other similar ownership interest, call, right, commitment or agreement. There are no outstanding stock appreciation, phantom stock or similar rights with respect to VINA or any of its Subsidiaries.

                  (e) Except as set forth in Section 4.3(e) of the Larscom Disclosure Schedule, there is no agreement, written or oral, between Larscom or any Affiliate of Larscom and any holder of the securities of Larscom relating to the sale or transfer (including agreements relating to rights of first refusal, co-sale rights or "drag-along" rights), registration under the Securities Act (including any rights to include securities in the Registration Statement), or voting, of the shares of Larscom. Except as set forth in Section 4.3(e) of the Larscom Disclosure Schedule, there is no rights agreement, "poison pill" anti-takeover plan or other agreement or understanding to which Larscom is a party or by which it is bound with respect to any equity security of any class of Larscom.

                  (f) All outstanding shares of Larscom Class Common Stock are and all shares of Larscom Class Common Stock subject to issuance as specified in Section 4.3(a) above (on the terms and conditions specified in the instruments pursuant to which they are issuable), and shares of Larscom Class Common Stock to be issued pursuant to this Agreement will be upon issuance (pursuant to the terms of this Agreement), duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Larscom Charter Documents or any agreement to which Larscom is a party or is otherwise bound. All outstanding shares of capital stock, the Larscom Stock Options and other securities of Larscom and its Subsidiaries have been issued and granted in compliance on all material respects with all applicable securities laws and other applicable laws and all requirements set forth in any applicable contracts.

                  (g) Except as set forth in Section 4.3(g) of the Larscom Disclosure Schedule, stockholders of Larscom are not entitled to dissenters' or appraisal rights under applicable state or federal law in connection with the Merger.

         4.4      Subsidiaries.

                  (a) Section 4.4 of the Larscom Disclosure Schedule sets forth, for each Subsidiary of Larscom: (i) its name; (ii) the number and type of outstanding equity securities owned of record and beneficially by Larscom (as well as securities exchangeable or exercisable for and convertible into equity securities thereby) and a list of the holders thereof and the identity of, and the percentage of outstanding equity securities owned of record and beneficially by, any other stockholder of a Subsidiary of Larscom; and (iii) the jurisdiction of organization.

                  (b) Each Subsidiary of Larscom is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as presently proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Larscom Material Adverse Effect. All of the outstanding shares of capital stock and other equity securities or interests of each Subsidiary of Larscom are duly authorized, validly issued, fully paid, nonassessable and not subject to or were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable law, such Subsidiary's charter documents or any agreement to which such Subsidiary is a party or is otherwise bound, and all such shares are owned, of record and beneficially, by Larscom or another of its Subsidiaries free and clear of all security interests, liens, claims, pledges, agreements, limitations in Larscom's voting rights, charges or other Liens of any nature. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Larscom.

                  (c) Larscom does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity, which is not a Subsidiary of Larscom. Except as set forth in 4.4(c) of the Larscom Disclosure Schedule, there are no obligations, contingent or otherwise, of Larscom or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of any Subsidiary of Larscom or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary of Larscom or any other entity.

         4.5      Authority; No Conflict; Required Filings and Consents.

                  (a) Each of Larscom and the Transitory Subsidiary has all requisite corporate power and authority to execute and deliver this Agreement, subject only to approval of the issuance of Larscom Common Stock under this Agreement and approval and adoption of the Restated Certificate, which provides for, among other things, a reverse stock split of Larscom Common Stock at a ratio to be agreed upon between parties hereto (the "REVERSE STOCK SPLIT") (collectively, the "LARSCOM VOTING PROPOSAL") by Larscom's stockholders under the DGCL and the rules of The Nasdaq Stock Market, Inc. and applicable law (the "LARSCOM STOCKHOLDER APPROVAL") and the approval of the Second Merger by Larscom as the sole stockholder of the Transitory Sub, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Larscom Board, at a meeting duly called and held, by the unanimous vote of all directors (i) determined that the Merger is fair, advisable and in the best interests of Larscom and its stockholders, (ii) adopted and approved this Agreement in accordance with the provisions of the DGCL and the Larscom Charter Documents,
(iii) approved the Registration Rights Agreement, (iv) approved the Larscom Voting Agreement and the transactions contemplated thereby, and (v) directed that this Agreement and the Larscom Voting Proposal be submitted to the stockholders of Larscom for their adoption and approval and resolved to recommend that the stockholders of Larscom vote in favor of the adoption of this Agreement and the approval of the Larscom Voting Proposal. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Larscom and the Transitory Subsidiary have been duly authorized by all necessary corporate action on the part of each of Larscom and the Transitory Subsidiary (including the approval of the Merger by Larscom as the sole stockholder of the Transitory Subsidiary), subject only to the required receipt of the Larscom Stockholder Approval. This Agreement has been duly executed and delivered by each of Larscom and the and the Transitory Subsidiary constitutes a valid and binding obligation of each of Larscom and the Transitory Subsidiary, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. No takeover statute or similar statute or regulation applies to the Merger, this Agreement or any of the transactions contemplated hereby.

                  (b) The execution and delivery of this Agreement by each of Larscom and the Transitory Subsidiary do not, and the consummation by Larscom and the Transitory Subsidiary of the transactions contemplated by this Agreement shall not a, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of Larscom, the Certificate of Incorporation or Bylaws of the Transitory Subsidiary or of the charter, bylaws or other organizational document of any other Subsidiary of Larscom, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Liens on Larscom's or any of its Subsidiaries' assets under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which Larscom or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to obtaining the Larscom Stockholder Approval and compliance with the requirements specified in clauses (i) through (vi) of Section 4.5(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to Larscom or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) of this Section 4.5(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses which, individually or in the aggregate, are not, reasonably likely to have a Larscom Material Adverse Effect. Section 4.5(b) of the Larscom Disclosure Schedule lists all consents, waivers and approvals under any of Larscom's or any of its Subsidiaries' agreements, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate were not obtained, would result in a material loss of benefits to Larscom, VINA or the Surviving Corporation as a result of the Merger or a Larscom Material Adverse Effect.

                  (c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to Larscom or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the performance by Larscom or the Transitory Subsidiary of the transactions contemplated by this Agreement, except for (i) applicable requirements, if any, of the Securities Act or the Exchange Act, (ii) the filing of the Certificate of Merger and Certificate of Ownership and Merger with the Delaware Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which Larscom is qualified as a foreign corporation to transact business, (iii) the filing of such reports, schedules or materials under Section 13 of or Rule 14a-12 under the Exchange Act and materials under Rule 165 and Rule 425 of the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under Blue Sky Laws and the laws of any foreign country, (v) the filing of a Notification Form: Listing of Additional Shares with The Nasdaq Stock Market, Inc. for the shares of Larscom Common Stock to be issued in the transactions contemplated by this Agreement and (vi) such consents, authorizations, orders, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Larscom Material Adverse Effect.

                  (d) The affirmative vote for adoption of the Larscom Voting Proposal by the holders of a majority of the voting power of the outstanding shares of Larscom Class Common Stock on the record date for the meeting of Larscom's stockholders to consider the Larscom Voting Proposal (the "LARSCOM MEETING") present or represented by proxy is the only vote of the holders of any class or series of Larscom's capital stock or other securities necessary to approve the Larscom Voting Proposal. There are no bonds, debentures, notes or other indebtedness of Larscom having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Larscom may vote.

         4.6      SEC Filings; Financial Statements; Information Provided.

                  (a) Larscom has filed all registration statements, forms, reports and other documents required to be filed by Larscom with the SEC since January 1, 1998 and has made available to VINA copies of all registration statements, forms, reports and other documents (including, without limit, all certifications and statements required to by Rule 13a-14 or 15d-14 under the Exchange Act or Section 906 of the Sarbanes-Oxley Act of 2002) filed by Larscom with or furnished to the SEC since such date, all of which (other than the certifications pursuant to said Section 906) are available on the SEC's EDGAR system. All such required registration statements, forms, reports and other documents (including those that Larscom may file after the date hereof until the Closing) are referred to herein as the "LARSCOM SEC REPORTS." Except as set forth in Section 4.6(a) of the Larscom Disclosure Schedule, the Larscom SEC Reports (i) were or will be filed on a timely basis, (ii) at the time filed, were or will be prepared in compliance with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Larscom SEC Reports, and
(iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Larscom SEC Reports or necessary in order to make the statements in such Larscom SEC Reports, in the light of the circumstances under which they were made, not misleading. No Subsidiary of Larscom is subject to the reporting requirements of Sections 13(a) or 15(d) of the Exchange Act.

                  (b) Each of the audited consolidated financial statements (including, in each case, any related notes and schedules) and unaudited interim consolidated financial statements contained or to be contained in Larscom SEC Reports at the time filed (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented or will fairly present the consolidated financial position of Larscom and its Subsidiaries as of the dates indicated and the consolidated results of Larscom and its Subsidiaries' operations and cash flows for the periods indicated, consistent with the books and records of Larscom and its Subsidiaries, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The consolidated, audited balance sheet of Larscom as of December 31, 2002 is referred to herein as "LARSCOM BALANCE SHEET."

                  (c) Larscom has previously furnished to VINA a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Larscom with the SEC pursuant to the Securities Act or the Exchange Act.

         4.7 No Undisclosed Liabilities. Except as set forth in Section 4.7 of the Larscom Disclosure Schedule, and except for normal and recurring liabilities incurred since the date of the Larscom Balance Sheet in the Ordinary Course of Business, Larscom and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate, are reasonably likely to have a Larscom Material Adverse Effect.

         4.8      Absence of Certain Changes or Events. Except as set forth in
Section 4.8 of the Larscom Disclosure Schedule or in the Larscom SEC Reports, since the date of the Larscom Balance Sheet, Larscom and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and, since such date, there has not been any (a) change, event, circumstance, development or effect that individually or in the aggregate has had, or is reasonably likely to have, a Larscom Material Adverse Effect, (b) there has not been any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Larscom or any of its Subsidiaries, whether or not covered by insurance, (c) neither Larscom nor any of its Subsidiaries has declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock or other similar ownership interests or repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities or other similar ownership interests, (d) neither Larscom nor any of its Subsidiaries has changed any of its methods of accounting or accounting practices in any material respect, (e) neither Larscom nor any of its Subsidiaries has made any material Tax elections and (f) neither Larscom nor any of its Subsidiaries has agreed or committed to take any of the actions referred to in clauses (c) through (e) above.

         4.9      Taxes.

                  (a) Larscom and each of its Subsidiaries have timely filed all material Returns relating to Taxes required to be filed by Larscom and each of its Subsidiaries with any Tax authority. Such Returns are true and correct in all material respects, accurately reflect the liability for Taxes of Larscom and each of its Subsidiaries, and have been completed in accordance with applicable law, and Larscom and each of its Subsidiaries have paid or withheld and paid to the appropriate governmental body all Taxes shown to be due on such Returns.

                  (b) Neither Larscom nor any of its Subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Larscom or any of its Subsidiaries, nor has Larscom or any of its Subsidiaries executed any unexpired waiver or extension of any statute of limitations on or extending the period for the assessment or collection of any Tax, nor has any such waiver or extension been requested from Larscom or any of its Subsidiaries other than an extension resulting from the filing of a Tax Return after its due date in the Ordinary Course of Business.

                  (c) No audit, action, suit or other examination of any Return of Larscom or any of its Subsidiaries by any Tax authority is presently in progress, nor has Larscom or any of its Subsidiaries been notified of any request for such an audit or other examination.

                  (d) No adjustment relating to any Returns filed by Larscom or any of its Subsidiaries has been proposed in writing formally or informally by any Tax authority to Larscom or any of its Subsidiaries or any representative thereof and there is no basis for such a claim for which Larscom or any of its Subsidiaries should be aware.

                  (e) None of Larscom and its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Larscom) or (ii) has any liability for the Taxes of any person (other than Larscom and its Subsidiaries) under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                  (f) Neither Larscom nor any of its Subsidiaries has any liability for any material unpaid Taxes which has not been accrued for or reserved on Larscom balance sheet dated December 31, 2002 (i) in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since December 31, 2002, in connection with the operation of the business of Larscom and its Subsidiaries in the ordinary course or (ii) that would result in a material decrease in the net worth of Larscom or any such Subsidiary.

                  (g) Neither Larscom nor any of its Subsidiaries has, within the two (2) year period ending on the Effective Time, made a distribution to which Code Section 355 applies.

                  (h) No consent under Section 341(f) of the Code has been filed with respect to Larscom or any of its Subsidiaries.

                  (i) Neither Larscom nor any of its Subsidiaries is, or has been, at any time, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         4.10     Owned and Leased Real Properties.

                  (a) Neither Larscom nor any of its Subsidiaries owns or has ever owned any real property.

                  (b) Section 4.10 of the Larscom Disclosure Schedule sets forth a complete and correct list of all real property leased, subleased, licensed or occupied by Larscom or any of its Subsidiaries (collectively, the "LARSCOM LEASES") and the location of the premises. The premises subject to the Larscom Leases are hereinafter referred to as "LARSCOM LEASED PROPERTY." Except as set forth in Section 4.10(b) of the Larscom Disclosure Schedule, neither Larscom, nor any of its Subsidiaries nor, to Larscom's knowledge, any other party is in default under any of the Larscom Leases (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause a default). Except as set forth in Section 4.10 of the Larscom Disclosure Schedule, no property subject to a Larscom Lease is occupied by a third party other than Larscom and, to Larscom's knowledge, except as set forth on Section
4.10 of the Larscom Disclosure Schedule, no third party has a right to occupy such property other than Larscom. Larscom has provided to VINA complete and correct copies of all Larscom Leases, including all amendments thereto; no term or condition of any of the Larscom Leases has been modified, amended or waived except as shown in such copies; and there are no other agreements or arrangements whatsoever relating to Larscom's or its Subsidiaries' use or occupancy of any of the Larscom Leased Property. Larscom has not transferred, mortgaged or assigned any interest in any of the Larscom Leases. Larscom or its Subsidiaries occupies all of the Larscom Leased Property except as identified in
Section 4.10 of the Larscom Disclosure

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Schedule. To Larscom's knowledge, there is no pending or threatened condemnation or similar proceeding affecting any Larscom Leased Property or any portion thereof, each Larscom Leased Property is supplied with utilities and other services sufficient to operate the business of Larscom as presently conducted and neither the operations of Larscom on the Larscom Leased Property, nor the Larscom Leased Property, violate in any material manner any applicable building code, zoning requirement, or classification or statute relating to the particular property or such operations. The Larscom Leased Property is in good operating condition and repair and is suitable for the conduct of business as presently conducted therein.

         4.11     Intellectual Property.

                  (a) Larscom and its Subsidiaries own, license or otherwise possess legally enforceable rights to use all Intellectual Property used in or necessary to conduct the business of Larscom and its Subsidiaries as currently conducted.

                  (b) Section 4.11(b) of the Larscom Disclosure Schedule accurately identifies, as of the date of this Agreement, all licenses, sublicenses, and other agreements pursuant to which Larscom or any of its Subsidiaries is authorized or licensed to use any third party Intellectual Property (i) for incorporation or embedding into Larscom's or any of its Subsidiaries' products, (ii) in conjunction with, or in the development of, Larscom's or any of its Subsidiaries' products, or (iii) that is otherwise material to the conduct of the business of Larscom or any of its Subsidiaries as currently conducted (it being understood that (1) shrink wrap or "click and accept" licenses for "off-the-shelf" software programs, and (2) agreements providing for future license fees, royalties, or other payment obligations by Larscom or any of its Subsidiaries that do not exceed $10,000 annually per agreement (other than contingent or unliquidated amounts) will not be considered to be agreements to which reference is made in clauses (ii) and (iii) of this
Section 4.11(b)) (collectively, the "LARSCOM MATERIAL INBOUND LICENSES").

                  (c) Section 4.11(c) of the Larscom Disclosure Schedule accurately identifies, as of the date of this Agreement, all licenses, sublicenses, and other agreements pursuant to which (i) any third party has been granted any exclusive license under, or otherwise has received or acquired any exclusive right or interest in, any Larscom Intellectual Property, or (ii) any third party has been granted any non-exclusive license under, or otherwise has received or acquired any non-exclusive right or interest in, any Larscom Intellectual Property and pursuant to which such third party had or has aggregate license fee or royalty payment obligations (other than contingent or unliquidated amounts) in excess of $10,000 annually (collectively, the "LARSCOM MATERIAL OUTBOUND LICENSES" and, together with the Larscom Material Inbound Licenses, the "LARSCOM MATERIAL LICENSES"). As used herein, "LARSCOM INTELLECTUAL PROPERTY" means any Intellectual Property that is owned by, or purported to be owned by, Larscom or any of its Subsidiaries.

                  (d) Section 4.11(d) of the Larscom Disclosure Schedule sets forth, as of the date of this Agreement, a complete and accurate list of each patent, patent application, copyright registration or application therefor, and registered trademark or service mark (including, where applicable, the jurisdiction of issuance or application) of Larscom or any of its Subsidiaries. All issued patents and registered trademarks, service marks, and copyrights, which are held by, or registered in the name of, Larscom or any of its Subsidiaries, are valid and in full force and effect. Larscom and each of its Subsidiaries has, in a timely manner, taken all reasonable actions (including, without limitation, the payment of any applicable fees) necessary to ensure that that all applications filed by or on behalf of Larscom or any of its Subsidiaries for any patent, trademark, service mark, copyright, or other form of Intellectual Property remain in full force and effect. Larscom and each of its Subsidiaries has taken reasonable measures to maintain the confidentiality of and otherwise establish, protect, and enforce its rights in the Larscom Intellectual Property that Larscom or any of its Subsidiaries holds, or purports to hold, as a trade secret.

                  (e) Larscom and its Subsidiaries exclusively own all right, title, and interest to and in the Larscom Intellectual Property free and clear of all Liens (other than non-exclusive licenses under the Larscom Intellectual Property granted by Larscom, its Subsidiaries, or their predecessors in the Ordinary Course of Business). Without limiting the generality of the foregoing, except as set forth in Section 4.11(e) of the Larscom Disclosure Schedule, each person who is or was an employee or contractor of Larscom or any of its Subsidiaries and who is or was involved in the creation or development of Intellectual Property for Larscom or any of its Subsidiaries has signed a valid, enforceable agreement containing an assignment of the Intellectual Property so created or developed to Larscom or one of its Subsidiaries and confidentiality provisions protecting Larscom's or its Subsidiaries' confidential information.

                  (f) To the knowledge of Larscom, Larscom and its Subsidiaries have never infringed, misappropriated, or otherwise violated any Intellectual Property of any third party. Without limiting the generality of the foregoing and solely to the knowledge of Larscom, neither (i) the products previously or currently sold or under development by Larscom or any of its Subsidiaries, or (ii) the business or activities previously or currently conducted by Larscom or any of its Subsidiaries, has infringed, violated, or constituted a misappropriation of any Intellectual Property of any third party. Except as set forth in Section 4.11(f) of the Larscom Disclosure Schedule, neither Larscom nor any of its Subsidiaries has received any complaint, claim, or notice alleging any such infringement, violation, or misappropriation. Except as set forth in Section 4.11(f) of the Larscom Disclosure Schedule, neither Larscom nor any of its Subsidiaries has received any requests or demands since January 1, 2000, by third parties for the licensing of such third party's patents, copyrights, trademarks or other Intellectual Property or proprietary rights. Except as set forth in Section 4.11(f) of the Larscom Disclosure Schedule, Larscom and its Subsidiaries have never assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of any third party for infringement, misappropriation, or violation of any Intellectual Property. To the knowledge of Larscom, no other person or entity has infringed, violated, or misappropriated, and no other person or entity is currently, infringing, violating, or misappropriating, any material Larscom Intellectual Property or any Intellectual Property that Larscom or any of its Subsidiaries is authorized or licensed to use under any Larscom Material Inbound License.

                  (g) To the knowledge of Larscom, none of the software (including firmware and other software embedded in hardware devices) developed (or currently being developed), distributed, licensed, or sold by Larscom or any of its Subsidiaries (collectively, the "LARSCOM SOFTWARE") contains any bug, defect, or error that materially and adversely affects the use, functionality, or performance of such Larscom Software or any product or system containing or used in conjunction with such Larscom Software. To the knowledge of Larscom, no Larscom Software contains any "back door," "drop dead device," "time bomb," "Trojan horse," "virus," or "worm" (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming, or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user's consent. No source code for any Larscom Software has been delivered, licensed, or made available to any escrow agent or other person or entity. To the knowledge of Larscom, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license, or disclosure of the source code for any Larscom Software to any other person.

                  (h) The execution and delivery of this Agreement and consummation of the Merger will not result in (i) the breach of, or create on behalf of any third party the right to terminate or modify, any Larscom Material Inbound License, (ii) a loss of, or Lien on, any Larscom Intellectual Property,
(iii) the release, disclosure, or delivery of any Larscom Intellectual Property by or to any escrow agent or other person, (iv) the grant, assignment, or transfer to any other person of any license or other right or interest under, to, or in any of the Larscom Intellectual Property, (v) either VINA or its Subsidiaries being bound by or subject to, as a result of Larscom's contracts and other legal obligations, any non-compete or other restriction on the operation or scope of their respective businesses, or (vi) Larscom, the Surviving Corporation, or any of their Subsidiaries being obligated to pay any royalties or other amounts to any third party in excess of those payable by Larscom or the Surviving Corporation, respectively, prior to the Closing.

         4.12     Agreements, Contracts and Commitments..

                  (a) Except as set forth in Section 4.12(a) of the Larscom Disclosure Schedule and other than those material contracts identified on the
Exhibit index of Larscom's Annual Report on Form 10-K for the year ended December 31, 2002, there are no contracts or agreements that are material contracts (as defined in Item 601(b)(10) of Regulation S-K) with respect to Larscom and its Subsidiaries (such contracts or agreements, together with any Larscom Material Licenses, any contracts or agreement listed or required to be listed in Section 4.12(d) of the Larscom Disclosure Schedule, any contract or agreement with a material customer or supplier and any other contract or agreement that is material to the business of Larscom or any of its Subsidiaries (the "LARSCOM MATERIAL CONTRACTS"). Each Larscom Material Contract is in full force and effect and is enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. Neither Larscom nor any of its Subsidiaries nor, to Larscom's knowledge, any other party to any Larscom Material Contract is in material violation of or in material default under any Larscom Material Contract, nor, to Larscom's knowledge, has any event occurred or circumstance or condition exists, that (with or without notice or lapse of time) would reasonably be expected to (i) result in a material violation of or material default under any Larscom Material Contract, (ii) give any party the right to cancel or terminate or modify any Larscom Material Contract or (iii) give any party the right to seek material damages or other material remedies.

                  (b) Section 4.12(b) of the Larscom Disclosure Schedule sets forth a complete and accurate list of each contract or agreement to which Larscom or any of its Subsidiaries is a party or bound by with any Affiliate of Larscom (other than any Subsidiary, which is a direct or indirect wholly owned subsidiary of Larscom). Complete and accurate copies of all the agreements, contracts and arrangements set forth in Section 4.12(b) of the Larscom Disclosure Schedule have heretofore been furnished or made available to Larscom. Except as set forth in Section 4.12(b) of the Larscom Disclosure Schedule, neither Larscom nor any of its Subsidiaries has entered into any transaction with any Affiliate of Larscom or any of its Subsidiaries or any transaction that would be subject to proxy statement disclosure pursuant to Item 404 of Regulation S-K.

                  (c) Except as set forth in Section 4.12(c) of the Larscom Disclosure Schedule, Larscom is not a party to any contract, agreement, arrangement or course of dealing (i) involving future expenditures (whether actual, potential, fixed or contingent) by Larscom or (ii) that requires or may require Larscom to provide services in connection with the sale, upgrade or maintenance of products to any person after the Closing. Complete and accurate copies of all contracts listed in Section 4.12(c) of the Larscom Disclosure Schedule have been made available to Larscom.

                  (d) Except as set forth in Section 4.12(d) of the Larscom Disclosure Schedule, there is no non-competition or other similar agreement, arrangement, understanding, commitment, judgment, injunction or order to which Larscom or any of its Subsidiaries is a party or to which Larscom or any of its Subsidiaries is subject that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of the business of Larscom or any of its Subsidiaries or Larscom or any of its Subsidiaries as currently conducted and as proposed to be conducted in any material respect. Neither Larscom nor any of its Subsidiaries has entered into (or is otherwise bound by) any agreement under which it is restricted in any material respect from selling, licensing or otherwise distributing any of its technology or products, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or any segment of the market or line of business.

                  (e) Since January 1, 2000, Larscom has not been a party to any Governmental Contract or Governmental Bid.

         4.13 Litigation. Except as set forth in Section 4.13 of the Larscom Disclosure Schedule, there is no action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of Larscom, threatened against or affecting Larscom or any of its Subsidiaries or any properties or rights of Larscom or its Subsidiaries, by or before any Governmental Entity which, individually or in the aggregate, is reasonably likely to result in material damages or any material injunctive relief against Larscom or a Subsidiary. Neither Larscom nor any of its Subsidiaries has commenced any action, suit, proceeding or arbitration before any Governmental Entity or arbitrator. There are no material judgments, orders or decrees outstanding against Larscom or any of its Subsidiaries.

         4.14 Environmental Matters. Larscom and its Subsidiaries (i) have obtained all Environmental Permits and all such Environmental Permits are valid and in full force and effect, (ii) are in compliance in all respects with all terms and conditions of such required

Environmental Permits and all Environmental Laws, (iii) have conducted all Hazardous Material Activities in compliance with all Environmental Laws, other than, as to each of (i), (ii), and (iii), such as would not have a Larscom Material Adverse Effect. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of Larscom, threatened, concerning or relating to any Environmental Permit or any Hazardous Materials Activity of Larscom or any of its Subsidiaries. Larscom or any of its Subsidiaries have never received any notice or other communication (in writing or otherwise) from any Governmental Body or other Person regarding any actual, alleged, possible or potential liability arising from or relating to Hazardous Material Activity of Larscom or any of its Subsidiaries. As of the date hereof, except in compliance with Environmental Laws and in a manner that would not subject Larscom or any Subsidiary of Larscom to material liability, to the knowledge of Larscom, no Hazardous Materials are present in, on or under any Larscom Business Facility currently owned, leased, operated or occupied, by Larscom or any Subsidiary of Larscom or were present on any other Larscom Business Facility at the time it ceased to be owned, leased, operated or occupied by Larscom or any Subsidiary of Larscom. Larscom or any of its Subsidiaries have never permitted (knowingly or otherwise) any Hazardous Material to be generated, manufactured, produced, used, treated, refined, processed, handled, stored, discharged, released or disposed of (whether lawfully or unlawfully): (i) on or beneath the surface of any real property that is, or that has at any time been, owned by, leased to, controlled by or used by Larscom or any Subsidiary of Larscom; (ii) in or into any surface water, groundwater, soil or air associated with or adjacent to any such real property; or (iii) in or into any well, pit, pond, lagoon, impoundment, ditch, landfill, building, structure, facility, improvement, installation, equipment, pipe, pipeline, vehicle or storage container that is or was located on or beneath the surface of any such real property or that is or has at any time been owned by, leased to, controlled by or used by Larscom or any Subsidiary of Larscom. Each storage tank or other storage container that is or has been owned by, leased to, controlled by or used by Larscom or any of its Subsidiaries or that is located on or beneath the surface of any real property owned by, leased to, controlled by or used by Larscom or any of its Subsidiaries: (i) is in sound condition; and
(ii) has been demonstrated by accepted testing methodologies to be free of any corrosion or leaks. For the purposes of this Section 4.14, "LARSCOM BUSINESS FACILITY" means any property, including the land, the improvements thereon, the groundwater thereunder and the surface water thereon, that is or at any time has been owned, operated, occupied, controlled, used or leased by Larscom or any Subsidiary of Larscom in connection with the operation of its business.

         4.15     Employees.

                  (a) To the knowledge of Larscom, no employee of Larscom or any Subsidiary of Larscom is in violation of any term of any patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Larscom or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by Larscom or any of its Subsidiaries or the Surviving Corporation following the Effective Time or to the use of trade secrets or proprietary information of others, the consequences of which, individually or in the aggregate, are reasonably likely to have a Larscom Material Adverse Effect. Except as set forth in Section 4.15(b) of the Larscom Disclosure Schedule, to the knowledge of Larscom, no key employee or group of employees has any plans to terminate employment with Larscom or its Subsidiaries.

                  (b) Neither Larscom nor any of its Subsidiaries is presently, or has been in the past, bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union or labor organization. No employees of Larscom or any of its Subsidiaries is represented by any labor union or covered by any collective bargaining agreement and, to the knowledge of Larscom, there is no pending question concerning such representation and to the knowledge of Larscom, there is no campaign to establish such representation is in progress. There is no pending or, to the knowledge of Larscom, threatened labor dispute, walkout, work stoppage, slow-down or lockout involving Larscom or any of its Subsidiaries and any group of its employees nor has Larscom or any of its Subsidiaries experienced any material labor interruptions over the past three (3) years. Larscom and its Subsidiaries are in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours.

         4.16     Employee Benefit Plans.

                  (a) Section 4.16(a) of the Larscom Disclosure Schedule sets forth a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, or required to be contributed to by Larscom, any of Larscom's Subsidiaries or any of their ERISA Affiliates or with respect to which Larscom has or may in the future have any material liability (together, the "LARSCOM EMPLOYEE PLANS") (excluding any agreements with individual employees that are covered by Section 4.16(i) and any employment agreements that are terminable "at will").

                  (b) Larscom has made available to VINA a complete and accurate copy of each Larscom Employee Plan and, for each such Larscom Employee Plan, (i) the three (3) most recent annual reports (Form 5500) filed with the IRS, if any, required under ERISA or the Code, (ii) each amendment, trust agreement, group annuity contract, administrative service agreement, policy pertaining to fiduciary liability insurance covering the fiduciaries of each Larscom Employee Plan, and summary plan description together with the summaries of material modifications thereto, if any, relating to such Larscom Employee Plan, (iii) the most recent financial statements for each Larscom Employee Plan that is required to be funded, (iv) the three (3) most recent reports regarding the satisfaction of the nondiscrimination requirements, if any, applicable to each Larscom Employee Plan including those of Sections 410(b), 401(a)(4), 401(k) and 401(m) of the Code, (v) the most recent annual actuarial valuations, if any, prepared for each Larscom Employee Plan; (vi) the most recent IRS determination, opinion, notification or advisory letter issued with respect to each Larscom Employee Plan intended to be qualified under Section 401(a) of the Code; (vii) all communications material to any employee or employees with respect to any Larscom Employee Plan and any proposed Larscom Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Larscom; and (viii) all material correspondence to or from any governmental agency relating to any Larscom Employee Plan.

                  (c) Each Larscom Employee Plan has been established, maintained and administered in all material respects in accordance with, and Larscom, its Subsidiaries and their ERISA Affiliates have performed in all material respects all obligations required to be performed by them under, are not in material default under or violation of, and have no knowledge with

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respect to any other party to each Larscom Employee Plan of that party's material default under or violation of ERISA, the Code and all other applicable laws and the regulations thereunder and the terms of each Larscom Employee Plan, and each of Larscom, Larscom's Subsidiaries and their ERISA Affiliates has in all material respects met its obligations with respect to each Larscom Employee Plan and has made all required contributions thereto (or reserved such contributions which are required but not yet due on the Larscom Balance Sheet). All filings and reports as to each Larscom Employee Plan required to have been submitted to the IRS or to the DOL have been timely submitted, except where failures to timely submit have been cured and are not reasonably likely, individually or in the aggregate, to cause material harm to Larscom. There are no audits, inquiries or proceedings pending or, to the knowledge of Larscom, Larscom's Subsidiaries or their ERISA Affiliates, threatened by the IRS, DOL or any other governmental entity with respect to any Larscom Employee Plan. Neither Larscom nor any of its Subsidiaries or ERISA Affiliates is subject to any material penalty or tax with respect to any Larscom Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code and no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Larscom Employee Plan which could reasonably be expected to have, individually or in the aggregate, a Larscom Material Adverse Effect. There are no actions, suits or claims pending, or, to the knowledge of Larscom, threatened or reasonably anticipated (other than routine claims for benefits) against any Larscom Employee Plan or against the assets of any Larscom Employee Plan and, to the knowledge of Larscom, no event has occurred, and there exists no condition or set of circumstances in connection with which Larscom or any of its Subsidiaries could be subject to any liability that is reasonably likely, individually or in the aggregate, to have a Larscom Material Adverse Effect under ERISA, the Code or any other applicable law.

                  (d) With respect to each Larscom Employee Plan, there are no benefit obligations for which contributions have not been made or properly accrued and there are no benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of Larscom, which obligations are reasonably likely, individually or in the aggregate, to have a Larscom Material Adverse Effect. The assets of each Larscom Employee Plan, that is funded, are reported at their fair market value on the books and records of such plan.

                  (e) Neither Larscom nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, contributed to, or is obligated to contribute to, or otherwise incurred any obligation or liability (including, without limitation, any contingent liability) under any "multiemployer plan" (as defined in Section 3(37) of ERISA), any Pension Plan subject to Title IV of ERISA or Section 412 of the Code, any multiple employer plan (as defined in ERISA or the Code), or any "funded welfare plan" within the meaning of Section 419 of the Code. Any Larscom Employee Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either applied for or obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS (and no such letter has been revoked nor has revocation been threatened) or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to

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obtain a favorable determination. To the knowledge of Larscom, for each Larscom
Employee Plan that is intended to be qualified under Section 401(a) of the Code, there has been no event, condition or circumstance that has adversely affected or is likely to adversely affect such qualified status. Except as specifically set forth in Section 3.16(e) of the Larscom Disclosure Schedule, no Larscom Employee Plan provides health benefits that are not fully insured through an insurance contract.

                  (f) No Larscom Employee Plan is funded by or a member of a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code. No Larscom Employee Plan holds securities issued by Larscom, any of Larscom's Subsidiaries or any of their ERISA Affiliates.

                  (g) Each Larscom International Employee Plan has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all applicable laws. No Larscom International Employee Plan has unfunded liabilities that, as of the Effective Time, will not be offset by insurance or fully accrued. For purposes of this Agreement, "LARSCOM INTERNATIONAL EMPLOYEE PLAN" shall mean each Larscom Employee Plan that has been adopted or maintained by Larscom or any ERISA Affiliate, whether informally or formally, or with respect to which Larscom or any ERISA Affiliate will or may have any material liability, for the benefit of employees who perform services outside the United States.

                  (h) Each Larscom Employee Plan, including, without limitation, any Larscom International Employee Plan, is amendable and terminable unilaterally by Larscom and any of Larscom's Subsidiaries which are a party thereto or covered thereby at any time, including after the Effective Time, without material liability to Larscom, the Surviving Corporation or any of their Subsidiaries as a result thereof (other than for benefits accrued through the date of termination or amendment and reasonable administrative expenses related thereto), and no Larscom Employee Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits Larscom or any of its Subsidiaries from amending or terminating any such Larscom Employee Plan. The investment vehicles used to fund Larscom Employee Plans may be changed at any time without incurring a material sales charge, surrender fee or other similar expense.

                  (i) Neither Larscom nor any of its Subsidiaries is a party to any oral or written (i) agreement with any current or former stockholder, director, executive officer or other key employee of Larscom or any of its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Larscom or any of its Subsidiaries of the nature of any of the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional or subsequent event), (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from Larscom or any of its Subsidiaries that may be subject to the tax imposed by Section 4999 of the Code or that constitute an "excess parachute payment" for such person under Section 280G of the Code, without regard to
Section 280G(b)(4); or (iii) agreement or plan binding Larscom or any of its Subsidiaries, including any stock option plan or agreement, stock appreciation right plan, restricted stock plan, stock purchase plan or severance benefit plan, any of the benefits of which shall be increased, or the vesting of the benefits of which shall be accelerated, by the execution of this Agreement or the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement.

                  (j) None of the Larscom Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as required by applicable law. Neither Larscom nor any of its Subsidiaries has ever represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) or any other person that such employee(s) or other person would be provided with retiree health, except to the extent required by applicable law.

         4.17 Compliance With Laws. Except as set forth in 4.17 of the Larscom Disclosure Schedule, Larscom and each of its Subsidiaries has complied with, is not in violation of, and has not received any notice alleging any violation with respect to, any applicable provisions of any statute, law or regulation, except for failures to comply or violations which, individually or in the aggregate, have not had, and are not reasonably likely to have, a Larscom Material Adverse Effect, and is, and has been, in compliance with the Sarbanes-Oxley Act of 2002 and any related statutes, laws or regulations.

         4.18 Permits. Larscom and each of its Subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted or as presently proposed to be conducted (the "LARSCOM PERMITS"), except for such permits, licenses and franchises the lack of which, individually or in the aggregate, have not resulted in, and are not reasonably likely to result in, a Larscom Material Adverse Effect. Larscom and its Subsidiaries are in compliance with the terms of the Larscom Permits, except where the failure to so comply, individually or in the aggregate, is not reasonably likely to have a Larscom Material Adverse Effect.

         4.19 Insurance. Section 4.19 of the Larscom Disclosure Schedule sets forth a complete and accurate list of all insurance policies maintained by, at the expense of, or for the benefit of Larscom and any of its Subsidiaries and identifies any material claims made thereunder since January 1, 1998. Each of Larscom and its Subsidiaries maintains insurance policies (the "LARSCOM INSURANCE POLICIES") with reputable insurance carriers against all risks of a character as are usually insured against, and in such coverage amounts as are usually maintained, by similarly situated companies in the same or similar businesses. Each Larscom Insurance Policy is in full force and effect. Since January 1, 1998, neither Larscom nor any of its Subsidiaries has received any notice or other communication (in writing or otherwise) regarding any actual or possible (a) cancellation or invalidation of any insurance policy (b) refusal of any coverage or rejection of any material claim under any insurance policy, or
(c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

         4.20 Title to Assets. Larscom and its Subsidiaries own, and have good and valid title to, all assets purported to be owned by them, including:
(a) all assets reflected on the Larscom Balance Sheet (except for assets sold or otherwise disposed of in the Ordinary Course of Business since December 31,
2002); and (b) all other assets reflected in the books and records of

Larscom and its Subsidiaries as being owned by Larscom and its Subsidiaries. All of said assets are owned by Larscom and its Subsidiaries free and clear of any Liens, except for (i) any Lien for current taxes not yet due and payable and
(ii) minor Liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Larscom or any of its Subsidiaries.

         4.21 Equipment and Leaseholds. All material items of equipment and other tangible assets owned by or leased to Larscom or any of its Subsidiaries are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of Larscom and its Subsidiaries in the manner in which such business is currently being conducted and presently proposed to be conducted.

         4.22     Receivables; Customers; Inventory.

                  (a) All existing accounts receivable of Larscom and its Subsidiaries as the date hereof (including those accounts receivable reflected on the Larscom Balance Sheet that have not yet been collected and those accounts receivable that have arisen since December 31, 2002, and have not yet been collected) (i) represent valid obligations of customers of Larscom and its Subsidiaries arising from bona fide transactions entered into in the Ordinary Course of Business, (ii) are current and, to the knowledge of Larscom, will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed the allowance set forth in the Larscom Balance Sheet).

                  (b) The gross revenue of Larscom in the first quarter of fiscal 2003 will not be materially below minimum anticipated levels.

                  (c) All of Larscom's and its Subsidiaries' existing inventory (including all inventory that is reflected on the Larscom Balance Sheet and that has not been disposed of by Larscom or any of its Subsidiaries since December 31, 2002) is of such quality and quantity as to be usable and saleable by Larscom or any of its Subsidiaries in the Ordinary Course of Business.

         4.23 Certain Business Practices. Neither Larscom nor any of its Subsidiaries nor any director, officer, agent, employee or affiliate of Larscom or any of its Subsidiaries who was acting or purporting to act on behalf of Larscom or any of its Subsidiaries has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, nor (c) made any other unlawful payment.

         4.24 Opinion of Financial Advisor. The financial advisor of Larscom, Standard & Poor's, has delivered to the Larscom Board an opinion dated the date of this Agreement to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of Larscom Common Stock. A copy of the written opinion of Standard & Poor will be provided to VINA solely for information purposes within one business day following receipt thereof by Larscom.

         4.25 Brokers. No agent, broker, investment banker, financial advisor or other firm or person is or shall be entitled, as a result of any action, agreement or commitment of Larscom or any of its Affiliates, to any broker's, finder's, financial advisor's or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except Standard & Poor's whose fees and expenses shall be paid by Larscom. Larscom has delivered to VINA a complete and accurate copy of all agreements pursuant to which Standard & Poor's is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement.

         4.26 Operations of the Transitory Subsidiary. The Transitory Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

         4.27 Section 203 of the DGCL Not Applicable. The Larscom Board has taken the necessary actions to render Section 203 of the DGCL inapplicable to this Agreement or the Larscom Voting Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement or the Larscom Voting Agreement.

         4.28 Loans to Executive Officers. Since July 30, 2002, Larscom has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of Larscom. Section 4.28 of the Larscom Disclosure Schedule identifies any loan or extension of credit maintained by VINA to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

         4.29 Financial Controls. Larscom maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that (a) transactions are executed with management's authorization; (b) transactions are recorded as necessary to permit preparation of the consolidated financial statements of Larscom and to maintain accountability for Larscom's consolidated assets; (c) access to Larscom's assets is permitted only in accordance with management's authorization; (d) the reporting of Larscom's assets is compared with existing assets at regular intervals; and (e) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

                                   ARTICLE V

                               CONDUCT OF BUSINESS

         5.1 Covenants of VINA. Except as expressly provided herein or as consented to in writing by Larscom, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with
Article VIII and the Effective Time, VINA shall, and shall cause each of its Subsidiaries to, (a) act and carry on its business in the Ordinary Course of Business and pay its debts and Taxes and perform its other obligations when due (subject to good faith disputes over such debts, Taxes or obligations), (b) comply in all material respects with applicable laws, rules and regulations, and (c) use commercially reasonable efforts, consistent with past practices, to maintain and preserve its and each of its Subsidiaries' business organization, assets and properties, keep available the services of its present officers and key employees and preserve its advantageous business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it. Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with Article VIII and the Effective Time, VINA shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following (i) except with the prior written consent of Larscom (which consent will not be unreasonably withheld or delayed) or (ii) except as specifically permitted by any other provision of this Agreement or
(iii) except as would be permitted consistent with the VINA Disclosure Schedule:

                  (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of VINA to its parent); (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities, or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities (except, in the case of this clause (iii), for the acquisition of shares of VINA Common Stock from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at their original issuance price in connection with any termination of services to VINA);

                  (b) except as provided in Section 5.1(b) of the VINA Disclosure Schedule, issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities (other than (i) the issuance of shares of VINA Common Stock upon the exercise of VINA Stock Options and VINA Warrants (A) outstanding on the date of this Agreement in accordance with their present terms or (B) granted after the date of this Agreement as permitted by the provisions of this Agreement, (ii) the grant of options to purchase VINA Common Stock, which grants shall not exceed 100,000 shares in the aggregate, and shall have an exercise price equal to the fair market value of VINA Common Stock on the date of grant and shall otherwise be upon VINA's customary terms and (iii) the issuance of VINA Common Stock in the Ordinary Course of Business under VINA's ESPP as currently in effect;

                  (c) amend the VINA Charter Documents or other comparable charter or organizational documents;

                  (d) form any Subsidiary or acquire any equity interest or ownership interest in any other person;

                  (e) acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets that are material, individually or in the aggregate, to VINA and its Subsidiaries, taken as a whole;

                  (f) whether or not in the Ordinary Course of Business, sell, lease, license, encumber, dispose of or otherwise transfer any assets material to VINA and its Subsidiaries, taken as a whole (including any accounts, leases, contracts or Intellectual Property or any assets or the stock of any of its Subsidiaries, but excluding the sale or license of products in the Ordinary Course of Business);

                  (g) amend the VINA Rights Plan (other than as expressly contemplated in this Agreement) or adopt or implement any additional stockholder rights plan;

                  (h) except for a confidentiality agreement as permitted by Section 6.1, enter into an agreement with respect to any merger, consolidation, liquidation or business combination, or any acquisition or disposition of all or substantially all of the assets or securities of VINA or any of its Subsidiaries;

                  (i) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any plan of liquidation or dissolution of VINA;

                  (j) (i) incur or suffer to exist any indebtedness for borrowed money or guarantee any such indebtedness of another person, (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of VINA or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (iii) make any loans, advances (other than routine advances to employees of VINA in the Ordinary Course of Business) or capital contributions to, or investment in, any other person, other than VINA or any of its direct or indirect wholly owned Subsidiaries;

                  (k) make any capital expenditures or other expenditures with respect to property, plant or equipment for VINA and its Subsidiaries, taken as a whole in excess of $25,000 in the aggregate;

                  (l) make any changes in accounting methods, principles or practices, except insofar as may have been required by the SEC or a change in GAAP or, except as so required, change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve;

                  (m) except as provided in Section 5.1(m) of the VINA Disclosure Schedule and except in the Ordinary Course of Business, modify, amend or terminate any material contract or agreement to which VINA or any of its Subsidiaries is party, or knowingly waive, release or assign any material rights or claims (including any write-off or other compromise of any accounts receivable of VINA of any of its Subsidiaries);

                  (n) except as otherwise expressly contemplated by this Agreement and except with respect to commitments or liabilities incurred in connection with this Agreement and the transactions contemplated hereby, including the incurrence of reasonable legal and accounting fees and expenses and the investment banker fees and expenses set forth in the agreement to be delivered pursuant to Section 3.27 hereof, except in the Ordinary Course of Business, (i) enter into any material contract, agreement or transaction or take any other material action or (ii) license any material Intellectual Property rights to or from any third party;

                  (o) except as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof, (i) take any action with respect to, adopt, enter into, terminate or amend any employment, severance or similar agreement or benefit plan for the benefit or welfare of any future, current or former director, officer, employee or consultant or any collective bargaining agreement, (ii) increase in any material respect the compensation or fringe benefits of, or pay any bonus to, any director, officer, employee or consultant (whether in cash, stock, equity securities, property or otherwise), (iii) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans, (iv) pay any material benefit not provided for as of the date of this Agreement under any VINA Employee Plan, (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, or (vi) take any action other than in the Ordinary Course of Business to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan;

                  (p) hire any new employee at the level of director or above or with an annual base salary in excess of $150,000 or promote any employee to the level of director or above;

                  (q) make or change any material Tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any material amended Tax Return, settle or compromise any material Tax claim, assessment, or proposed assessment, or take any other action, if any such action would have the effect of increasing the post-closing Tax liability of VINA, and of its Subsidiaries or any person related to VINA by a material amount;

                  (r) initiate, compromise, pay, discharge or settle any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), litigation or arbitration proceeding, exclusive of any amounts covered by VINA Insurance Policies;

                  (s) fail to maintain insurance at levels substantially comparable to levels existing as of the date of this Agreement;

                  (t) enter into any agreement to purchase or sell any interest in real property, grant or accept any security interest in any real property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property or alter, amend, modify or terminate any of the terms of any VINA Lease; or

                  (u) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action which would make any representation or warranty of VINA in this Agreement untrue or incorrect in any material respect, or would materially impair or prevent the satisfaction of any conditions in Article VII hereof.

         5.2 Covenants of Larscom. Except as expressly provided herein or as consented to in writing by VINA, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with
Article VIII and the Effective Time, Larscom shall, and shall cause each of its Subsidiaries to, (a) act and carry on its business in the Ordinary Course of Business and pay its debts and Taxes and perform its other obligations when due (subject to good faith disputes over such debts, Taxes or obligations), (b) comply in all material respects with applicable laws, rules and regulations, and
(c) use commercially reasonable efforts, consistent with past practices, to maintain and preserve its and each of its Subsidiaries' business organization, assets and properties, keep available the services of its present officers and key employees and preserve its advantageous business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it. Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with Article VIII and the Effective Time, Larscom shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following (i) except with the prior written consent of VINA (which consent will not be unreasonably withheld or delayed) or (ii) except as specifically permitted by any other provision of this Agreement or (iii) except as would be permitted consistent with the Larscom Disclosure Schedule:

                  (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of Larscom to its parent; (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any shares of its capital stock or any of its other securities (except for the Reverse Stock Split contemplated under the Restated Certificate and this Agreement); or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities (except, in the case of this clause (iii), for the acquisition of shares of Larscom Common Stock from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at their original issuance price in connection with any termination of services to Larscom);

                  (b) except as provided in Section 5.2(b) of the Larscom Disclosure Schedule, issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, (other than: (i) the issuance of shares of Larscom Common Stock upon the exercise of Larscom Stock Options (A) outstanding on the date of this Agreement in accordance with their present terms or (B) granted after the date of this Agreement as permitted by the provisions of this Agreement, (ii) the grant of options to purchase Larscom Common Stock, which grants shall not exceed 30,435 shares in the aggregate, and shall have an exercise price equal to the fair market value of Larscom Common Stock on the date of grant and shall otherwise be upon Larscom's customary terms; and (iii) the issuance of shares of Larscom Common Stock in the Ordinary Course of Business under Larscom's Employee Share Purchase Plan as currently in effect);

                  (c) amend the Larscom Charter Documents or other comparable charter or organizational documents, except to the extent necessary to carry into effect the provisions of Sections 1.5 and 6.17 or as otherwise expressly provided by this Agreement;

                  (d) form any Subsidiary or acquire any equity interest or other ownership interest in any other person;

                  (e) acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets that are material, individually or in the aggregate, to Larscom and its Subsidiaries, taken as a whole;

                  (f) whether or not in the Ordinary Course of Business, sell, lease, license, encumber, dispose of or otherwise transfer any assets material to Larscom and its Subsidiaries, taken as a whole (including any accounts, leases, contracts or Intellectual Property or any assets or the stock of any of its Subsidiaries, but excluding the sale or license of products in the Ordinary Course of Business);

                  (g) except as expressly contemplated by this Agreement, adopt or implement any stockholder rights plan;

                  (h) except for a confidentiality agreement as permitted by Section 6.1, enter into an agreement with respect to any merger, consolidation, liquidation or business combination, or any acquisition or disposition of all or substantially all of the assets or securities of Larscom or any of its Subsidiaries;

                  (i) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any plan of liquidation or dissolution of Larscom;

                  (j) (i) incur or suffer to exist any indebtedness for borrowed money or guarantee any such indebtedness of another person, (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of Larscom or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (iii) make any loans, advances (other than routine advances to employees of Larscom in the Ordinary Course of Business) or capital contributions to, or investment in, any other person, other than Larscom or any of its direct or indirect wholly owned Subsidiaries;

                  (k) make any capital expenditures or other expenditures with respect to property, plant or equipment for Larscom and its Subsidiaries, taken as a whole in excess of $25,000 in the aggregate;

                  (l) make any changes in accounting methods, principles or practices, except insofar as may have been required by the SEC or a change in GAAP or, except as so required, change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve;

                  (m) except as provided in Section 5.2(m) of the Larscom Disclosure Schedule and except in the Ordinary Course of Business, modify, amend or terminate any material contract or agreement to which Larscom or any of its Subsidiaries is party, or knowingly waive, release or assign any material rights or claims (including any write-off or other compromise of any accounts receivable of Larscom of any of its Subsidiaries);

                  (n) except as otherwise expressly contemplated by this Agreement and except with respect to commitments or liabilities incurred in connection with this Agreement and the transactions contemplated hereby, including the incurrence of reasonable legal and accounting fees and expenses and the investment banker fees and expenses set forth in the agreement to be delivered pursuant to Section 4.25 hereof, except in the Ordinary Course of Business, (i) enter into any material contract, agreement or transaction or take any other material action or (ii) license any material Intellectual Property rights to or from any third party;

                  (o) hire any new employee at the level of director or above or with an annual base salary in excess of $150,000 or promote any employee to the level of director or above;

                  (p) except as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof, (i) take any action with respect to, adopt, enter into, terminate or amend any employment, severance or similar agreement or benefit plan for the benefit or welfare of any future, current or former director, officer, employee or consultant or any collective bargaining agreement, (ii) increase in any material respect the compensation or fringe benefits of, or pay any bonus to, any director, officer, employee or consultant (whether in cash, stock, equity securities, property or otherwise), (iii) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans, (iv) pay any material benefit not provided for as of the date of this Agreement under any Larscom Employee Plan, (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, or (vi) take any action other than in the Ordinary Course of Business to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan;

                  (q) make or change any material Tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any material amended Tax Return, settle or compromise any material Tax claim, assessment, or proposed assessment, or take any other action, if any such action would have the effect of increasing the post-closing Tax liability of Larscom, and of its Subsidiaries or any person related to Larscom by a material amount;

                  (r) initiate, compromise, pay, discharge or settle any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), litigation or arbitration proceeding, exclusive of any amounts covered by Larscom Insurance Policies;

                  (s) fail to maintain insurance at levels substantially comparable to levels existing as of the date of this Agreement;

                  (t) enter into any agreement to purchase or sell any interest in real property, grant or accept any security interest in any real property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property or alter, amend, modify or terminate any of the terms of any Larscom Lease; or

                  (u) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action which would make any representation or warranty of Larscom in this Agreement untrue or incorrect in any material respect, or would materially impair or prevent the satisfaction of any conditions in Article VII hereof.

         5.3 Confidentiality. The parties acknowledge that VINA and Larscom have previously executed a Mutual Confidentiality Agreement dated as of August 20, 2002 (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms, except as expressly modified by this Agreement.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1      No Solicitation.

                  (a) No Solicitation or Negotiation. From and after the date of this Agreement until the Effective Time or the termination of this Agreement pursuant to Article VIII hereof, and except as set forth in this
Section 6.1, Larscom and VINA shall not, shall cause their respective Subsidiaries not to, and shall cause their or their Subsidiaries' respective directors, officers, investment bankers, attorneys, accountants or other advisors or representatives (such directors, officers, investment bankers, attorneys, accountants, affiliates, other advisors and representatives, collectively, "Representatives") not to, directly or indirectly:

                           (i) solicit, initiate, knowingly encourage or take any other action to facilitate any inquiries or the making, submission or announcement of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal, with respect to itself, including without limitation (A) approving any transaction under Section 203 of the DGCL, (B) approving any person becoming an "interested stockholder" under Section 203 of the DGCL and
         (C) amending or granting any waiver or release under any standstill or similar agreement with respect to any Larscom Common Stock or VINA Common Stock;

                           (ii)     enter into, continue or otherwise
         participate in any discussions or negotiations regarding, furnish to any person any information with respect to, knowingly assist or participate in any effort or attempt by any person with respect to, or otherwise knowingly cooperate in any way with any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal, except discussions as to the existence of these provisions;

                           (iii)    approve, endorse or recommend any
         Acquisition Proposal with respect to itself; or

                           (iv) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal or transaction contemplated thereby with respect to itself.

         Notwithstanding the foregoing, in the event that, to the extent required by their respective fiduciary obligations, as determined in good faith by the applicable Board of Directors, prior to (A) in the case of Larscom, the approval of the Larscom Voting Proposal at the Larscom Meeting or, (B) in the case of VINA, the approval of the VINA Voting Proposal at the VINA Meeting (in each case, the "SPECIFIED TIME"), Larscom or VINA, as the case may be, receives an Acquisition Proposal with respect to itself from a third party which
(1) constitutes a Superior Proposal or (2) which its Board of Directors in good faith concludes is more favorable to its stockholders than the transactions contemplated by this Agreement and which could reasonably be expected to result in a Superior Proposal in all other respects, and such Acquisition Proposal did not result from a breach by Larscom or VINA, as the case may be, of this
Section 6.1, and subject to compliance with Section 6.1(c), then Larscom or VINA, as the case may be, or any of their respective Representatives may take the following actions: (x) furnish nonpublic information with respect to Larscom or VINA, as the case may be, to the person making such Acquisition Proposal and its Representatives pursuant to a customary confidentiality agreement not less restrictive of the other party than the Confidentiality Agreement and (y) participate in discussions or negotiations with such person and its Representatives regarding any such Acquisition Proposal.

                  (b) No Change in Recommendation or Alternative Acquisition Agreement. Beginning immediately upon the execution of this Agreement, neither the Larscom Board nor the VINA Board nor any committee thereof shall:

                           (i) except as set forth in this Section 6.1, withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to the other party, its approval or recommendation with respect to the Larscom Voting Proposal or the VINA Voting Proposal, as the case may be;

                           (ii) cause or permit Larscom or VINA to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement constituting or relating to any Acquisition Proposal (other than a confidentiality agreement referred to in Section 6.1(a) entered into in the circumstances referred to in Section 6.1(a)); or

                           (iii) adopt, approve or recommend, or propose to adopt, approve or recommend, any Acquisition Proposal.

         Notwithstanding the foregoing, the Larscom Board or the VINA Board may, in compliance with this Section 6.1, withdraw or modify or propose to withdraw or modify its recommendation with respect to the Larscom Voting Proposal or the VINA Voting Proposal, as the case may be, publicly indicate that it is doing so because it has received a Superior Proposal (and, to the extent required in order to comply with such Board's fiduciary duties under applicable law, as determined in good faith by the applicable Board of Directors, may endorse or recommend such Superior Proposal), if the Larscom Board or the VINA Board, as the case may be, determines in good faith (after consultation with outside counsel) that its fiduciary obligations require it to do so, but only at a time that is prior to the Specified Time and is after the second business day following receipt by VINA or Larscom, as the case may be, of written notice advising (x) that the other has received an Acquisition Proposal which constitutes a Superior Proposal, and (y) specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal.

                  (c) Notices; Additional Negotiations. Each party shall immediately advise the other party orally, with written confirmation to follow promptly, of any Acquisition Proposal or any request for nonpublic information in connection with any Acquisition Proposal, or of any inquiry with respect to, or that could reasonably be expected to lead to, any Acquisition Proposal, the material terms and conditions of any such Acquisition Proposal or inquiry and the identity of the person making any such Acquisition Proposal or inquiry. Neither party shall provide any information to or participate in discussions or negotiations with (except for discussions as to the existence of these provisions) the person or entity making any Acquisition Proposal which constitutes a Superior Proposal or which could reasonably be expected to result in a Superior Proposal until two business days after such party has first notified the other party of such Acquisition Proposal as required by the preceding sentence. The party receiving an Acquisition Proposal shall (i) orally and in writing within 24 hours of receipt thereof, keep the other party fully informed of the status and material terms of any such Acquisition Proposal, request or inquiry (including notifying the other party orally and in writing of the identity of the person making such Acquisition Proposal, request or inquiry, and of any material change to the terms of such Acquisition Proposal) and (ii) if the other party to this Agreement shall make a competing proposal, consider and cause its financial and legal advisors to negotiate on its behalf in good faith with respect to the terms of such competing proposal. Contemporaneously with providing any information to a third party in connection with any such Acquisition Proposal, the party receiving such Acquisition Proposal shall furnish a copy of such information to the other party to the extent that such copy has not previously been provided to the other party. In addition to the foregoing, Larscom or VINA shall (A) provide the other party with at least 24 hours prior notice (or such lesser prior notice as provided to the members of the Larscom Board or to the members of the VINA Board but in no event less than eight hours) of any meeting of the Larscom Board or the VINA Board at which the Larscom Board or the VINA Board is reasonably expected to consider an Acquisition Proposal which constitutes a Superior Proposal or which could reasonably be expected to result in a Superior Proposal and (B) provide the other party with at least two business days prior written notice of a meeting of the Larscom Board or the VINA Board at which the Larscom Board or the VINA Board is reasonably expected to recommend a Superior Proposal to its stockholders and together with such notice a copy of the definitive documentation relating to such Superior Proposal to the extent that such copy has not previously been provided to the other party.

                  (d) Certain Permitted Disclosure. Nothing contained in this Section 6.1 or in Section 6.5 shall be deemed to prohibit either party from taking and disclosing to its stockholders a position with respect to a tender offer contemplated by Rules 14d-9 or 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, if, in the good faith judgment of the Larscom Board or the VINA Board, as the case may be, based on the advice of outside counsel, failure to so disclose would be inconsistent with its obligations under applicable law.

                  (e) Cessation of Ongoing Discussions. Each party shall, and shall cause its Subsidiaries and its and their Representatives to, cease immediately all discussions and negotiations regarding any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal. As of the date of this Agreement, each of Larscom and VINA represents that neither it nor any of its Subsidiaries is engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal.

                  (f)      Definitions. For purposes of this Agreement.

                  "ACQUISITION PROPOSAL" means, with respect to any party, (i) any inquiry, proposal or offer for a merger, consolidation, dissolution, sale of substantial assets, tender offer, recapitalization, share exchange or other business combination involving such party or any of its Subsidiaries, (ii) any proposal for the issuance by such party or any of its Subsidiaries of over 20% of its equity securities or the voting power of its equity securities or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 20% of the equity securities or the voting power of its equity securities or consolidated total assets of such party; provided, however, in each case Acquisition Proposal shall not include the Merger contemplated by this Agreement.

                  "SUPERIOR PROPOSAL" means, with respect to any party, any unsolicited, bona fide written proposal made by a third party to acquire, directly or indirectly, pursuant to a tender or exchange offer, merger, consolidation or other business combination or asset purchase, all or substantially all of the assets of Larscom or VINA, as the case may be, or a majority of the total outstanding voting securities in the case of VINA, or securities representing a majority of the voting power of the total outstanding securities in the case of Larscom, and as a result of which the stockholders of Larscom or VINA, as the case may be, immediately preceding such transaction would hold less than fifty percent (50%) of the voting power of the total outstanding equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent or subsidiary thereof, on terms that the Board of Directors of VINA or Larscom, as the case may be, has in good faith concluded to be more favorable, from a financial point of view, to its stockholders (in their capacities as stockholders) than the transactions contemplated by this Agreement (following consultation with outside and independent legal and financial advisors and after taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by either party to amend the terms of this Agreement) and on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal; provided, however, that no Acquisition Proposal shall be deemed to be a Superior Proposal if any financing required to consummate the Acquisition Proposal is not committed.

         6.2      Joint Proxy Statement/Prospectus and Registration Statement.

                  (a) As promptly as practicable after the execution of this Agreement, VINA and Larscom shall jointly prepare and file with the SEC a joint proxy statement/prospectus

(together with any amendments thereof or supplements thereto, the "JOINT PROXY STATEMENT/PROSPECTUS") to be sent to the stockholders of VINA and Larscom in connection with the VINA Meeting and Larscom Meeting, respectively, and Larscom shall prepare and file with the SEC a registration statement on Form S-4 in which the Joint Proxy Statement/Prospectus will be included as a prospectus, to register under the Securities Act the issuance of shares of Larscom Common Stock in connection with the Merger (together with all amendments thereto, the "REGISTRATION STATEMENT"). Each of Larscom and VINA shall provide promptly to the other party such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Joint Proxy Statement/Prospectus and the Registration Statement, or in any supplements or amendments thereto, and cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Joint Proxy Statement/Prospectus and the Registration Statement. Each of VINA and Larscom shall respond to any comments of the SEC and shall use its respective commercially reasonable efforts to have the Joint Proxy Statement/Prospectus cleared by the SEC and the Registration Statement declared effective under the Securities Act as promptly as practicable after such filings and VINA and Larscom shall cause the Joint Proxy Statement/Prospectus to be mailed to their respective stockholders at the earliest practicable time after both the Joint Proxy Statement/Prospectus is cleared by the SEC and the Registration Statement is declared effective under the Securities Act; provided, however, that the parties shall consult and cooperate with each other in determining the appropriate time for mailing the Joint Proxy Statement/Prospectus in light of the date sets for the VINA Meeting and the Larscom Meeting. Each of VINA and Larscom shall notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Joint Proxy Statement/Prospectus or any filing pursuant to Section 6.2(c) or for additional information and shall supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Joint Proxy Statement/Prospectus, the Merger or any filing pursuant to Section 6.2(c). Each of VINA and Larscom shall use commercially reasonable efforts to cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.2 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Joint Proxy Statement/Prospectus, the Registration Statement or any filing pursuant to
Section 6.2(b), VINA or Larscom, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other Governmental Entity or government officials, and/or mailing to stockholders of VINA and Larscom, such amendment or supplement.

                  (b) Each of Larscom and VINA agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Joint Proxy Statement/Prospectus will, at the time of first mailing to the Larscom stockholders or VINA stockholders or at the time of the Larscom Meeting or VINA

Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, or (iii) any filing pursuant to Rule 165 and 425 under the Securities Act or Rule 14a-12 under the Exchange Act (each a "REGULATION M-A FILING"), when taken together with the Joint Proxy Statement/Prospectus, will, at the time of filing with the SEC or, if applicable, at the time first mailed or otherwise communicated to Larscom or VINA stockholders, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Larscom with respect to statements made or incorporated by reference therein about VINA or supplied by VINA for inclusion or incorporation by reference in the Registration Statement, Joint Prospectus/Proxy Statement or Regulation M-A Filing and no representation or warranty is made by VINA with respect to statements made or incorporated by reference therein about Larscom that are supplied by the Larscom for inclusion or incorporation by reference in the Registration Statement, the Joint Proxy Statement/Prospectus or any Regulation M-A Filing.

                  (c) VINA and Larscom shall promptly make all necessary filings with respect to the Merger under the Securities Act, the Exchange Act, applicable Blue Sky Laws, the applicable laws of any other jurisdiction and the rules and regulations thereunder; provided, however, that neither Larscom, VINA nor the Surviving Corporation shall be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or
(ii) to file a general consent to service of process in any jurisdiction.

         6.3 Larscom Affiliate Agreements. Larscom shall take all necessary action to modify or terminate the agreements set forth on Section 6.3 of the Larscom Disclosure Schedule (the "PARENT AGREEMENTS") prior to the Closing in the manner as mutually and reasonably agreed to by the parties.

         6.4 Access to Information. From and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with Article VIII and the Effective Time, each of VINA and Larscom shall (and shall cause each of its Subsidiaries to) afford to the other party's Representatives, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, work papers, Tax Returns, contracts, commitments, personnel, customers, suppliers and vendors and records and, during such period, each of VINA and Larscom shall (and shall cause each of its Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws or the securities laws of any other applicable jurisdiction and (b) all other information concerning its business, properties, assets and personnel as the other party may reasonably request. Each of VINA and Larscom will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 6.4 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

         6.5      Stockholders Meetings.

                  (a) Larscom, acting through the Larscom Board, shall take all actions in accordance with applicable law, its Certificate of Incorporation and Bylaws and the rules of The Nasdaq Stock Market, Inc. to promptly and duly call, give notice of, convene and hold as promptly as practicable after the declaration of effectiveness of the Registration Statement, the Larscom Stockholders Meeting for the purpose of considering and voting upon the Larscom Voting Proposal. Except as expressly permitted by Section 6.1(b), to the fullest extent permitted by applicable law, (i) the Larscom Board shall unanimously recommend approval and adoption of the Larscom Voting Proposal by the stockholders of Larscom and include such unanimous recommendation in the Joint Proxy Statement/Prospectus, and (ii) neither the Larscom Board nor any committee thereof shall withdraw or modify, or propose or resolve to withdraw or modify, in a manner adverse to VINA, the recommendation of the Larscom Board that Larscom's stockholders vote in favor of the Larscom Voting Proposal. Notwithstanding anything to the contrary contained in this Agreement, after consultation with VINA, Larscom may adjourn or postpone the Larscom
Stockholder Meeting to the extent necessary to ensure that any required supplement or amendment to the Joint Proxy Statement/Prospectus is provided to Larscom's stockholders or, if, as of the time for which the Larscom Stockholders Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus), there are insufficient shares of Larscom Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Larscom Stockholders Meeting.

                  (b) VINA, acting through the VINA Board, shall take all actions in accordance with applicable law, its Certificate of Incorporation and Bylaws and the rules of The Nasdaq Stock Market, Inc. to promptly and duly call, give notice of, convene and hold as promptly as practicable after the declaration of effectiveness of the Registration Statement, the VINA Stockholders Meeting for the purpose of considering and voting upon the VINA Voting Proposal. Except as expressly permitted by Section 6.1(b), to the fullest extent permitted by applicable law, (i) the VINA Board shall unanimously recommend approval and adoption of the VINA Voting Proposal by the stockholders of VINA and include such unanimous recommendation in the Joint Proxy Statement/Prospectus, and (ii) neither the VINA Board nor any committee thereof shall withdraw or modify, or propose or resolve to withdraw or modify, in a manner adverse to Larscom, the recommendation of the VINA Board that VINA's stockholders vote in favor of the VINA Voting Proposal. Notwithstanding anything to the contrary contained in this Agreement, after consultation with Larscom, VINA may adjourn or postpone the VINA Stockholders Meeting to the extent necessary to ensure that any required supplement or amendment to the Joint Proxy Statement/Prospectus is provided to VINA's stockholders or, if, as of the time for which the VINA Stockholders Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus), there are insufficient shares of VINA Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the VINA Stockholders Meeting.

         6.6      Legal Conditions to Merger.

                  (a) Subject to the terms hereof, including Section 6.6(b), and applicable law, Larscom and VINA shall each use commercially reasonable efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) as promptly as practicable, obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by Larscom or VINA or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby,
(iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (B) the HSR Act, if applicable, and any related governmental request thereunder, and (C) any other applicable law, and (iv) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Larscom and VINA shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith. Larscom and VINA shall use their respective commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Joint Proxy Statement/Prospectus and the Registration Statement) in connection with the transactions contemplated by this Agreement. For the avoidance of doubt, VINA and Larscom agree that nothing contained in this Section 6.6(a) shall modify or affect their respective rights and responsibilities under Section 6.6(b).

                  (b) Subject to the terms hereof, VINA and Larscom agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective commercially reasonable efforts to obtain any government clearances or approvals required for Closing under the HSR Act, if applicable, and any other federal, state or foreign law or, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade reasonably determined by the parties to apply (collectively "ANTITRUST LAWS"), to respond to any government requests for information under any Antitrust Law, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "ANTITRUST ORDER") that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement under any Antitrust Law. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law. Notwithstanding anything in this Agreement to the contrary in this Section 6.6, neither VINA nor Larscom shall be under any obligation to (i) make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any material assets or categories of assets of VINA or Larscom or the holding separate of the shares of VINA Common Stock (or shares of stock of the Surviving Corporation) or imposing or seeking to impose any material limitation on the ability of VINA or Larscom to conduct its business or own such assets or to acquire, hold or exercise full rights of ownership of the shares of VINA Common Stock (or shares of stock of the Surviving Corporation) or (ii) take any action under this Section 6.6 if the United States Department of

Justice or the United States Federal Trade Commission or any applicable foreign regulatory agency authorizes its staff to seek a preliminary injunction or restraining order to enjoin consummation of the Merger.

                  (c) Each of Larscom and VINA shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their commercially reasonable efforts to obtain any third party consents related to or required in connection with the Merger that are (A) necessary to consummate the transactions contemplated hereby, (B) disclosed or required to be disclosed in the Larscom Disclosure Schedule or VINA Disclosure Schedule, as the case may be, or (C) required to prevent a Larscom Material Adverse Effect or a VINA Material Adverse Effect from occurring prior to or at the Effective Time.

         6.7 Public Disclosure. From and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with
Article VIII and the Effective Time each party shall not, and shall not permit any of its Representatives to, issue any press release or otherwise publicly disseminate any document or other written material relating to the Merger or any other transaction contemplated by this Agreement unless (a) the other party shall have approved such press release or written material (such approval not to be unreasonably withheld or delayed) or (b) such party shall have been advised by its outside legal counsel that the issuance of such press release or dissemination of such written material is required by law or The Nasdaq Stock Market, Inc. rules and regulations and such party shall have consulted with the other party prior to issuing such press release or disseminating such written material.

         6.8 Section 368(a) Reorganization. Neither VINA nor Larscom nor any of their Subsidiaries shall take any action that would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. Larscom and VINA shall each make all commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code.

         6.9 Affiliate Legends. Section 6.9 of the VINA Disclosure Schedule sets forth a list of those persons who are, in VINA's reasonable judgment, "affiliates" of VINA within the meaning of Rule 145 promulgated under the Securities Act ("RULE 145 AFFILIATES"). VINA shall notify Larscom in writing of any change in the identity of its Rule 145 Affiliates prior to the Closing. Larscom shall be entitled to place appropriate legends on the Larscom Common Stock to be received by Rule 145 Affiliates of VINA in the Merger reflecting the restrictions set forth in Rule 145 promulgated under the Securities Act and to issue appropriate stop transfer instructions to the transfer agent for Larscom Common Stock.

         6.10 Nasdaq Stock Market Listing. Larscom shall use commercially reasonable best efforts (a) to cause the Larscom Common Stock to be issued pursuant to this Agreement to the holders of VINA Common Stock in connection with the Merger to be approved for listing upon the Effective Time on the Nasdaq Small Cap Market, if applicable, and (b) to cause the Larscom Common Stock issued upon the exercise of converted VINA Stock Options and VINA Warrants to be approved for listing on the Nasdaq Small Cap Market, if applicable, and shall, if required by the rules of The Nasdaq Stock Market, Inc., file timely with The Nasdaq Stock

Market, Inc. a Notification Form: Listing of Additional Shares with respect to such shares of Larscom Common Stock.

         6.11 Stockholder Litigation. From and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with Article VIII and the Effective Time, each party shall give the other party the opportunity to participate in the defense or settlement of any stockholder litigation relating to this Agreement or any of the transactions contemplated by this Agreement, and shall not settle any such litigation without the other party's prior written consent, which shall not be unreasonably withheld or delayed.

         6.12     Indemnification.

                  (a) From and after the Effective Time, Larscom shall, and shall cause the Surviving Corporation to, for a period of six years from the Effective Time, indemnify, defend and hold harmless each present and former director and officer of VINA (the "INDEMNIFIED PARTIES"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that VINA would have been permitted under Delaware law, the Sarbanes-Oxley Act of 2002 and any related statutes laws or regulations, the VINA Charter Documents and any agreements for indemnification in effect on the date hereof to indemnify an Indemnified Party, in the forms provided by VINA to Larscom prior to the date hereof, (and Larscom and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under Delaware law, the Sarbanes-Oxley Act of 2002 and any related statutes laws or regulations and such VINA Charter Documents and the agreements set forth on
Section 6.12(a) of the VINA Disclosure Schedule, provided the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification). Neither Larscom nor the Surviving Corporation shall amend, appeal or otherwise modify the indemnification or exculpation from liability or other similar provisions set forth in the Restated Certificate or the current bylaws of Larscom for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of any person who, immediately prior to the Effective Time, was an indemnified party under the indemnification or exculpation from liability provisions of the VINA Charter Documents.

                  (b) For a period of six years after the Effective Time, Larscom shall cause the Surviving Corporation to maintain in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by VINA's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered or made available to Larscom) with coverage in amount and scope at least as favorable to such persons as VINA's existing coverage with respect to claims arising from facts or events which occurred on or before the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby); provided, that in no event shall Larscom or the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by VINA for such coverage; provided, further, that if the annual premium exceeds such amount, Larscom will cause the Surviving Corporation to obtain as much coverage as possible for such amount. Notwithstanding the foregoing, VINA may prior to the Effective Time purchase directors' and officers' liability insurance tail coverage provided the cost of such tail coverage does not exceed $1.6 million, which would satisfy Larscom's obligations set forth in this Section 6.12(b); provided, however, VINA agrees not to purchase such tail coverage without first making a good faith effort to procure coverage in amount and scope at least as favorable at the contemplated $1.6 million tail coverage at a lesser cost and without first consulting with Larscom.

                  (c) In the event that Larscom or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any person, then, and in each such case, Larscom shall cause proper provisions to be made so that the successors and assigns of Larscom or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 6.12.

                  (d) The provisions of this Section 6.12 are intended to be in addition to the rights otherwise available to the current officers and directors of VINA by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives. The obligations of Larscom and the Surviving Corporation under this Section 6.12 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 6.12 applies without the express written consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 6.12 applies shall be third party beneficiaries of this
Section 6.12).

         6.13 Notification of Certain Matters. VINA shall give prompt notice to Larscom, and Larscom shall give prompt notice to VINA, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) (i) any representation or warranty of such party contained in this Agreement that is qualified as to materiality to be untrue or inaccurate in any respect or (ii) any other representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, in each case at any time from and after the date of this Agreement until the Effective Time, or (b) any material failure of Larscom and the Transitory Subsidiary or VINA, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Merger.

         6.14     Exemption from Liability Under Section 16(b).

                  (a) The VINA Board, or a committee thereof consisting of non-employee directors (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), and the Larscom Board, or a committee thereof consisting of non-employee directors (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act) shall, respectively, adopt resolutions in advance of the Effective Time providing that the receipt by VINA Insiders (as defined below) of Larscom securities in exchange for shares of VINA Common Stock, and of options and warrants to purchase Larscom securities upon assumption and conversion of VINA Stock Options and Warrants, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, is intended to be exempt pursuant to Rule 16b-3 under the Exchange Act.

                  (b) For purposes of Section 6.14(a), "SECTION 16 INFORMATION" shall mean information regarding VINA Insiders and the number of shares of VINA Common Stock or other VINA equity securities deemed to be beneficially owned by each such VINA Insider and expected to be exchanged for Larscom securities, or options or warrants to purchase Larscom securities, in each case, in connection with the Merger which shall be provided by VINA to Larscom no later than 10 business days prior to the Closing.

                  (c) For purposes of Section 6.14(a), "VINA INSIDERS" shall mean those officers and directors of VINA who are subject to the reporting requirements of Section 16(a) of the Exchange Act as listed in the Section 16 Information.

         6.15 Restated Certificate. Larscom shall (i) take any and all corporate action reasonably necessary to approve the Reverse Stock Split at a ratio agreed to by VINA and (ii) effect the Reverse Stock Split immediately prior to the Effective Time by filing the Restated Certificate with the Secretary of State of the State of Delaware.

         6.16 Employee Benefits. Following the Effective Time, Larscom will give each Continuing Employee full credit for (i) prior service with VINA or its Subsidiaries for purposes of (A) eligibility and vesting under any Larscom Employee Plan, (B) determination of benefits levels under any Larscom Employee Plan or policy relating to vacation or severance, (C) determination of "retiree" status under any Larscom Employee Plan, and (ii) any annual deductibles, co-payments or such other expenses required under any VINA health or other VINA Employee Plan that are paid during the year of the Merger prior to the Effective Time in satisfying any applicable deductible, out-of-pocket or other such requirements for the corresponding period under any Larscom health or other Larscom Employee Plan, in each case for which the Continuing Employee is otherwise eligible and in which the Continuing Employee is offered participation, but except where such crediting would (i) result in a duplication of benefits or (ii) otherwise cause Larscom or its Subsidiaries or any Larscom Employee Plan or trust relating thereto to accrue or pay for benefits that accrued in or are payable for any time period prior to the Effective Time. Larscom agrees that each Continuing Employee shall be eligible to either: (A) participate in Larscom Employee Plans as permitted by the terms of such Larscom Employee Plans, (B) participate in VINA Employee Plans that are continued by Larscom, or (C) a combination of clauses (A) and (B) so that each Continuing Employee is eligible for benefits that are substantially similar in the aggregate to those of similarly situated employees of Larscom, and so that no Continuing Employee incurs a gap in coverage solely as a result of the Merger. "CONTINUING EMPLOYEE" shall mean any employee of VINA who continues employment with Larscom or the Surviving Corporation after the Effective Time. Nothing in this Section 6.16 or elsewhere in this Agreement shall be construed to create a right in any employee to employment with Larscom or the Surviving Corporation and the employment

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

with any Continuing Employee shall be "at will" employment. Notwithstanding anything in this Section 6.16 or in Section 6.17 or elsewhere in this Agreement to the contrary, no Continuing Employees shall be eligible to participate in the Axel Johnson Inc. Retirement Plan or the Axel Johnson Inc. Retirement Restoration Plan.

         6.17 Termination of Pension Plan. Effective immediately prior to the Effective Time, VINA shall terminate any and all group severance, separation or salary continuation plans, programs or arrangements, and shall terminate any and all VINA Employee Plans which are intended to include a Code Section 401(k) arrangement (unless Larscom consents, as evidenced by written notice to VINA, to the continuation of any such plan, program or arrangement, which consent shall not be unreasonably withheld) (collectively, "VINA TERMINATING PLAN(S)"). Larscom agrees that the Continuing Employees shall be eligible to participate, to substantially the extent they were eligible to participate in any VINA Terminating Plan, in the corresponding Larscom Employee Plan regarding group severance, separation or salary continuation and in the corresponding Larscom Employee Plan intended to include a Code Section 401(k) arrangement, program or arrangement, as promptly following the Effective Time, as is permitted by the terms of such Larscom Employee Plan, program or arrangement. Unless Larscom provides such written consent to VINA, no later than three business days prior to the Effective Time, VINA shall provide Larscom with evidence that such VINA Terminating Plan(s) have been terminated (effective immediately prior to the Effective Time) pursuant to resolutions of the VINA Board. The form and substance of such resolutions shall be subject to review and approval of Larscom. VINA also shall take such other actions in furtherance of terminating such VINA Terminating Plan(s) as Larscom may reasonably require.

         6.18 Tax Matters. At or prior to the filing of the Registration Statement, Larscom and VINA shall execute and deliver to Cooley Godward LLP and to Pillsbury Winthrop LLP tax representation letters in customary form. Larscom and VINA shall each confirm to Cooley Godward LLP and to Pillsbury Winthrop LLP the accuracy and completeness as of the Effective Time of the tax representation letters delivered pursuant to the immediately preceding sentence. Larscom and VINA shall use all reasonable efforts prior to the Effective Time to cause the Merger to qualify as a tax-free reorganization under Section 368(a)(1) of the Code. Following delivery of the tax representation letters pursuant to the first sentence of this Section 6.20, each of Larscom and VINA shall use its reasonable efforts to cause Cooley Godward LLP and Pillsbury Winthrop LLP, respectively, to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions and the opinions required pursuant to Sections 7.2(c) and 7.3(c), each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section 6.18.

         6.19 Registration Rights Agreement. Prior to the Closing, Larscom shall enter into a Registration Rights Agreement, substantially in the form attached hereto as Exhibit D, with the stockholders listed on the signature pages thereto, which agreement will be effective at the Effective Time.

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

                                  ARTICLE VII

                              CONDITIONS TO MERGER

         7.1 Conditions to Each Party's Obligation To Effect the First Merger. The respective obligations of each party to this Agreement to effect the First Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                  (a) Stockholder Approvals. The Larscom Voting Proposal shall have been approved and adopted at the Larscom Meeting, at which a quorum is present, by the requisite vote of the stockholders of Larscom under applicable law, the rules of The Nasdaq Stock Market, Inc. and the Larscom Charter Documents. The VINA Voting Proposal shall have been approved at the VINA Meeting, at which a quorum is present, by the requisite vote of the stockholders of VINA under applicable law, the rules of The Nasdaq Stock Market, Inc. and the VINA Charter Documents.

                  (b) HSR Act. If applicable, the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                  (c) Governmental Approvals. Other than the filing of the Certificate of Merger, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity in connection with the Merger and the consummation of the other transactions contemplated by this Agreement, the failure of which to file, obtain or occur is reasonably likely to have a VINA Material Adverse Effect or a Larscom Material Adverse Effect shall have been filed, been obtained or occurred on terms and conditions which are not reasonably be likely to have a VINA Material Adverse Effect or a Larscom Material Adverse Effect.

                  (d)      Registration Statement; Joint Proxy
Statement/Prospectus. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose, and no similar proceeding with respect to the Joint Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC or its staff.

                  (e) No Injunctions or Proceedings. No Governmental Entity of competent jurisdiction shall have (i) enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the First Merger illegal or otherwise prohibiting consummation of the First Merger or the other transactions contemplated by this Agreement or (ii) commenced any action or proceeding seeking any of the foregoing.

                  (f) Nasdaq Notification. Larscom shall have submitted to The Nasdaq Stock Market, Inc. a Notification Form: Listing of Additional Shares with respect to the Larscom Common Stock to be issued pursuant to the transactions contemplated by this Agreement.

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

         7.2 Additional Conditions to the Obligations of VINA. The obligations of VINA to effect the First Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived in writing exclusively by VINA:

                  (a) Representations and Warranties. The representations and warranties of Larscom and the Transitory Subsidiary set forth in this Agreement and in any certificate or other writing delivered by Larscom or the Transitory Subsidiary pursuant hereto shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except (x) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date, (y) for changes contemplated by this Agreement, including the Larscom Disclosure Schedule hereto and (z) where the failure to be true and correct (without regard to any materiality, Larscom Material Adverse Effect or knowledge qualifications contained therein), individually or in the aggregate, have not had, and are not reasonably likely to have, a Larscom Material Adverse Effect; provided; however, that the exception set forth in clause (iii) of the definition of Larscom Material Adverse Effect shall not apply for any reason with respect to the representations and warranties contained in Sections 4.7 and 4.22(b)), and VINA shall have received a certificate signed on behalf of Larscom by the chief executive officer or the chief financial officer of Larscom to such effect.

                  (b) Performance of Obligations of Larscom and the Transitory Subsidiary. Larscom and the Transitory Subsidiary shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date; and VINA shall have received a certificate signed on behalf of Larscom by the chief executive officer and the chief financial officer of Larscom to such effect.

                  (c) Tax Opinion. VINA shall have received the written opinion of Pillsbury Winthrop LLP, counsel to VINA, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code; provided that if Pillsbury Winthrop LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if Cooley Godward LLP, counsel to Larscom, renders such opinion to VINA.

         7.3 Additional Conditions to the Obligations of Larscom and Transitory Subsidiary. The obligations of Larscom and the Transitory Subsidiary to effect the First Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived in writing exclusively by Larscom and the Transitory Subsidiary:

                  (a) Representations and Warranties. The representations and warranties of VINA set forth in this Agreement and in any certificate or other writing delivered by VINA pursuant hereto shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except (x) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date, (y) for changes contemplated by this Agreement, including the VINA Disclosure Schedule hereto and (z) where the failure to be true and correct (without regard to any materiality, VINA Material Adverse Effect or knowledge qualifications contained therein), individually or in the aggregate, have not had, and are not reasonably likely to have, a VINA Material Adverse Effect; provided; however, that the exception set forth in clause (iii) of the definition of VINA Material Adverse Effect shall not apply for any reason with respect to the representations and warranties contained in Sections 3.7 and 3.22(b)), and Larscom shall have received a certificate signed on behalf of VINA by the chief executive officer and the chief financial officer of VINA to such effect.

                  (b) Performance of Obligations of VINA. VINA shall have performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date, and Larscom shall have received a certificate signed on behalf of VINA by the chief executive officer and the chief financial officer of VINA to such effect.

                  (c) Tax Opinion. Larscom shall have received the written opinion of Cooley Godward LLP, counsel to Larscom, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code; provided that if Cooley Godward LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if Pillsbury Winthrop LLP, counsel to VINA, renders such opinion to Larscom.

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

         8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.1(b) through 8.1(i), by written notice by the terminating party to the other party), whether before or after approval and adoption of the Larscom Voting Proposal by the stockholders of Larscom or approval of the VINA Voting Proposal by the stockholders of
VINA:

                  (a) by mutual written consent duly authorized by the Boards of Directors of VINA and Larscom; or

                  (b) by either VINA or Larscom if the Merger shall not have been consummated by August 31, 2003 (the "OUTSIDE DATE") (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act, in breach of this Agreement, has been a principal cause of or resulted in the failure of the Merger to occur on or before the Outside Date); or

                  (c) by either VINA or Larscom if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

                  (d) by either VINA or Larscom if at the Larscom Meeting (including any adjournment or postponement permitted by this Agreement), at which a vote on the Larscom Voting Proposal is taken, the requisite vote of the stockholders of Larscom in favor of the Larscom Voting Proposal shall not have been obtained (provided that the right to terminate this Agreement under this Section 8.1(d) shall not be available (x) to any party whose failure to fulfill

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

any obligation under this Agreement has been a principal cause of or resulted in the failure to obtain such requisite vote or (y) to Larscom, if the failure to obtain such requisite vote has been caused by a breach of the Larscom Voting Agreement by any party thereto other than VINA); or

                  (e) by either VINA or Larscom if at the VINA Meeting (including any adjournment or postponement permitted by this Agreement), at which a vote on the VINA Voting Proposal is taken, the requisite vote of the stockholders of VINA in favor of the VINA Voting Proposal shall not have been obtained (provided that the right to terminate this Agreement under this Section 8.1(e) shall not be available (x) to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure to obtain such requisite vote or (y) to VINA, if the failure to obtain such requisite vote has been caused by a breach of the VINA Voting Agreement by any party thereto other than Larscom); or

                  (f) by VINA, if: (i) the Larscom Board shall have failed to give its recommendation to the approval of the Larscom Voting Proposal in the Joint Proxy Statement/Prospectus or shall have withdrawn or modified in a manner adverse to VINA its recommendation of the Larscom Voting Proposal; (ii) the Larscom Board (or any committee thereof) shall have approved or recommended to the stockholders of Larscom an Acquisition Proposal; (iii) a tender offer or exchange offer for outstanding shares of Larscom Common Stock is commenced, and the Larscom Board (or any committee thereof) (A) recommends that the stockholders of Larscom tender their shares in such tender or exchange offer,
(B) within 10 business days after the commencement of such tender or exchange offer, the Larscom Board fails to recommend rejection of such offer or (C) the Larscom Board fails to reconfirm its recommendation of this Agreement or the Merger within 10 business days after its receipt of a request by VINA to do so following the public announcement of an Acquisition Transaction; or (iv) Larscom shall have materially breached its obligations under Section 6.1 or Section 6.5 of this Agreement;

                  (g) by Larscom, if: (i) the VINA Board shall have failed to give its recommendation to the approval of the VINA Voting Proposal in the Joint Proxy Statement/Prospectus or shall have withdrawn or modified in a manner adverse to Larscom its recommendation of the VINA Voting Proposal; (ii) the VINA Board (or any committee thereof) shall have approved or recommended to the stockholders of VINA an Acquisition Proposal; (iii) a tender offer or exchange offer for outstanding shares of VINA Common Stock is commenced, and the VINA Board (or any committee thereof) (A) recommends that the stockholders of VINA tender their shares in such tender or exchange offer, (B) within 10 business days after the commencement of such tender or exchange offer, the VINA Board fails to recommend rejection of such offer, or (C) the VINA Board fails to reconfirm its recommendation of this Agreement or the Merger within 10 business days after its receipt of a request by Larscom to do so following the public announcement of an Acquisition Transaction; or (iv) VINA shall have materially breached its obligations under Section 6.1 or Section 6.5 of this Agreement;

                  (h)      by VINA, if at anytime prior to the VINA Meeting
(i) the VINA Board shall have failed to give its recommendation to the approval of the VINA Voting Proposal in the Joint Proxy Statement/Prospectus or shall have withdrawn or modified in a manner adverse to Larscom its recommendation of the VINA Voting Proposal or (ii) the VINA Board (or any

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

committee thereof) shall have approved or recommended to the stockholders of VINA an Acquisition Proposal, so long as (A) the VINA Board has determined in good faith, after consultation with outside and independent legal and financial advisors, that an Acquisition Proposal is a Superior Proposal (and the Acquisition Proposal did not result from a breach of Section 6.1) and, after consultation with independent legal counsel, determines in good faith that such action is required for the VINA Board to comply with its fiduciary obligations to stockholders under applicable law and (B) VINA pays to Larscom all amounts due under Section 8.3;

                  (i) by Larscom, if at anytime prior to the Larscom Meeting (i) the Larscom Board shall have failed to give its recommendation to the approval of the Larscom Voting Proposal in the Joint Proxy Statement/Prospectus or shall have withdrawn or modified in a manner adverse to VINA its recommendation of the Larscom Voting Proposal or (ii) the Larscom Board (or any committee thereof) shall have approved or recommended to the stockholders of Larscom an Acquisition Proposal, so long as (A) the Larscom Board has determined in good faith, after consultation with outside and independent legal and financial advisors, that an Acquisition Proposal is a Superior Proposal (and the Acquisition Proposal did not result from a breach of Section 6.1) and, after consultation with independent legal counsel, determines in good faith that such action is required for the Larscom Board to comply with its fiduciary obligations to stockholders under applicable law and (B) Larscom pays to VINA all amounts due under Section 8.3;

                  (j) by VINA, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Larscom set forth in this Agreement or if any such representation or warranty shall be untrue as of the date of this Agreement or shall have become untrue as of a date subsequent to the date of this Agreement (as if made on such subsequent date), which breach or failure (i) would cause the conditions set forth in Section 7.2(a) or (b) not to be satisfied as of the time of such breach or failure or as of the time any such representation or warranty shall have become untrue, and (ii) shall not have been cured within 20 days following receipt by Larscom of written notice of such breach from VINA (it being agreed that VINA may not terminate this Agreement pursuant to this paragraph (j) if it shall be in material breach of this Agreement or if such breach by Larscom is cured during such 20 day period); and

                  (k) by Larscom, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of VINA set forth in this Agreement or if any such representation or warranty shall be untrue as of the date of this Agreement or shall have become untrue as of a date subsequent to the date of this Agreement (as if made on such subsequent date), which breach or failure (i) would cause the conditions set forth in
Section 7.3(a) or (b) not to be satisfied as of the time of such breach or failure or as of the time any such representation or warranty shall have become untrue, and (ii) shall not have been cured within 20 days following receipt by VINA of written notice of such breach from Larscom (it being agreed that Larscom may not terminate this Agreement pursuant to this paragraph (k) if it shall be in material breach of this Agreement or if such breach by VINA is cured during such 20 day period).

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

         8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of VINA, Larscom, the Transitory Subsidiary or their respective officers, directors, stockholders or Affiliates, provided that (i) any such termination shall not relieve any party from liability for any willful or intentional breach of this Agreement, and (ii) the provisions of this Section 8.2, Section 8.3 and Article IX of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

         8.3      Fees and Expenses.

                  (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated; provided, however, that Larscom and VINA shall share equally (i) the aggregate filing fees of both parties' pre-merger notification report under the HSR Act, if applicable, and (ii) all fees and expenses, other than accountants' and attorneys' fees, incurred with respect to the printing and filing of the Joint Proxy Statement/Prospectus (including any related preliminary materials) and the Registration Statement and any amendments or supplements thereto.

                  (b) Larscom shall pay VINA a termination of $185,000 in the event of the termination of this Agreement by (i) VINA or Larscom pursuant to Section 8.1(d), (ii) by VINA pursuant to Section 8.1(f) or (iii) by Larscom pursuant to Section 8.1(i). The termination fees due under this Section 8.3(b) shall be paid by wire transfer of same-day funds (A) within two business days after the date of termination of this Agreement pursuant to Section 8.1(d) or
Section 8.1(f) and (B) prior to the date of termination of this Agreement pursuant to Section 8.1(i).

                  (c) VINA shall pay Larscom a termination of $185,000 in the event of the termination of this Agreement by (i) Larscom or VINA pursuant to Section 8.1(e), (ii) by Larscom pursuant to Section 8.1(g) or (iii) VINA pursuant to Section 8.1(h). The termination fees due under this Section 8.3(c) shall be paid by wire transfer of same-day funds (A) within two business days after the date of termination of this Agreement pursuant to Section 8.1(e) or
Section 8.1(g) and (B) prior to the date of termination of this Agreement pursuant to Section 8.1(h).

                  (d) For purposes of this Agreement, "ACQUISITION TRANSACTION" shall mean any of the following transactions (other than the transaction contemplated by this Agreement): (i) a sale or other disposition by VINA or Larscom of business or assets representing more than 50% of its net revenues, net income or assets immediately prior to such sale; (ii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by VINA or Larscom), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of more than 50% of the outstanding voting power or equity interest in VINA or Larscom; or (iii) a merger, consolidation, business combination or similar transaction involving VINA or Larscom in which the stockholders of VINA or Larscom, as the case may be, own less than a majority of the voting power or equity interest in the surviving or acquiring entity in such transaction.

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                  (e)      The parties acknowledge that the agreements contained
in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. If one party fails to promptly pay to the other any termination fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A., plus two percent per annum, compounded quarterly, from the date such termination fee was required to be paid. Payment of the termination fee described in this Section 8.3 shall not be in lieu of damages incurred in the event of a breach of this Agreement described in clause
(i) of Section 8.2.

         8.4 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of any of the parties; provided, however, that after any such approval, no amendment shall be made which by applicable law requires further approval by such stockholders without such further approval; and provided, further, that an amendment made subsequent to adoption of the Agreement by the stockholders of Larscom or VINA without such further approval shall not (a) alter or change the amount or kind of consideration to be received upon conversion of the VINA Common Stock, (b) alter or change any term of the certificate of incorporation of the Surviving Corporation to be effected by the Merger, or (c) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the stockholders of Larscom or VINA. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. No extension or waiver in any one instance shall be deemed to extend to any prior or subsequent instance. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 Nonsurvival of Representations and Warranties. The respective representations and warranties of Larscom, the Transitory Subsidiary and VINA contained in this Agreement or in any instrument delivered pursuant to this Agreement shall expire with, and be terminated and extinguished upon, the Effective Time and only the covenants that by their terms survive the Effective Time shall survive the Effective Time. This Section 9.1 shall have no effect upon any other obligations of the parties hereto, whether to be performed before or after the consummation of the Merger.

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

         9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (a) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (b) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service or
(c) if delivered by facsimile transmission to the facsimile number as provided for in this Section 9.2, be deemed given upon facsimile confirmation during business hours or if after business hours, then one business day after facsimile confirmation, in each case to the intended recipient as set forth below:

                  (i)      if to VINA, to

                           VINA Technologies, Inc.
                           39745 Eureka Drive
                           Newark, California 94560
                           Attn: Chief Executive Officer

                           with a copy to:

                           Pillsbury Winthrop LLP
                           50 Fremont Street
                           San Francisco, California 94105
                           Attn: Blair W. White, Esq.
                           Facsimile No.: (415) 983-1200

                  (ii)     if to Larscom or the Transitory Subsidiary, to

                           Larscom Incorporated
                           1845 McCandless Drive
                           Milpitas, California 95035
                           Attn: Chief Executive Officer

                           with a copy to:

                           Cooley Godward LLP
                           One Maritime Plaza
                           20th Floor
                           San Francisco, California 94111
                           Attention: Jamie E. Chung, Esq.
                           Facsimile No.: (415) 951-3699

         Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications

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

hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

         9.3 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto and the documents and instruments referred to herein that are to be delivered at the Closing) constitutes the entire agreement among the parties to this Agreement and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof; provided that the Confidentiality Agreement shall remain in effect in accordance with its terms.

         9.4 No Third Party Beneficiaries. Except as provided in Section 6.12, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

         9.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

         9.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

         9.7 Counterparts and Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

         9.8 Interpretation. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this

Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "INCLUDE," "INCLUDES" or "INCLUDING" are used in this Agreement, they shall be deemed to be followed by the words "WITHOUT LIMITATION." No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement. For purposes of this Agreement, (a) the term "KNOWLEDGE" means with respect to a party hereto, with respect to any matter in question, that any of the executive officers of such party and the executive officers of each of its Subsidiaries has actual knowledge of such matter; and (b) the term "PERSON" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

         9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

         9.10 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

         9.11     Waiver of Jury Trial. EACH OF VINA, THE TRANSITORY
SUBSIDIARY AND LARSCOM HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF VINA, THE TRANSITORY SUBSIDIARY OR LARSCOM IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

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                                     - 80 -

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         IN WITNESS WHEREOF, each of VINA, the Transitory Sub and Larscom has caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                                  VINA TECHNOLOGIES, INC.

                                                  By:      /s/ W. Michael West
                                                      --------------------------

                                                  Name:  W. Michael West
                                                  Title: Chief Executive Officer

                                                  LONDON ACQUISITION CORP.

                                                  By:      /s/ Daniel L. Scharre
                                                      --------------------------

                                                  Name:  Daniel L. Scharre
                                                  Title: President

                                                  LARSCOM INCORPORATED

                                                  By:      /s/ Daniel L. Scharre
                                                      --------------------------

                                                  Name:  Daniel L. Scharre
                                                  Title: Chief Executive Officer

                      [Signature page to Merger Agreement]

                                     - 81 -